[LOGO]

New Issue Computational Materials (Group I Certificates)
--------------------------------------------------------


$541,076,000 (Approximate)

Luminent Mortgage Trust 2007-2
Mortgage Pass-Through Certificates, Series 2007-2


[LOGO]

Lumnent Mortgage Capital, Inc.
Sponsor


Lares Asset Securitization, Inc.
Depositor




 April 26, 2007
________________________________________________________________________________


                                      CITI


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Luminent Mortgage Trust 2007-2
Page 2 of 43
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The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov http://www.sec.gov/. Alternatively, Citigroup Global Markets Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-877-858-5407.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.


________________________________________________________________________________

                                      CITI

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Luminent Mortgage Trust 2007-2
Page 3 of 43
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                           $541,076,000 (Approximate)
                         Luminent Mortgage Trust 2007-2
                                 Issuing Entity
                Mortgage Pass-Through Certificates, Series 2007-2
                        Lares Asset Securitization, Inc.
                                    Depositor
                     Wells Fargo Bank, National Association
                                Master Servicer
                   HSBC Bank USA, National Association
                                    Trustee


Characteristics of the Group I Certificates (1) (2) (3)




                  Original        Expected      Credit                                             WAL     Principal
                  Principal        Ratings    Enhancement   Coupon             Certificate Type  to call    Window    Last Scheduled
                  Balance          (S&P/       (%)(4)                                            (years)(2)  (mos.)     Distribution
     Class          (1)             Mdy's)               Offered Certificates                                  (2)        Date (6)
------------------------------------------------------------------------------------------------------------------------------------
     I-A-l                       [AAA/ Aaa]     14.73%     Floating
                $228,552,000                               (3)( 5)                  Senior         1.00      1 - 27       May 2037
     I-A-2                       [AAA/ Aaa]     14.73%     Floating                                                       May 2037
                $139,000,000                               (3)( 5)                  Senior         4.99      27 - 96
     I-A-3                       [AAA/ Aaa]     14.73%     Floating                                                       May 2037
                 $50,000,000                               (3)( 5)                  Senior         3.26      27 - 56
     I-A-4                       [AAA/ Aaa]                Floating                                                       May 2037
                 $47,571,000                    14.73%     (3)( 5)                  Senior         6.80      56 - 96
     I-A-5                       [AAA/ Aaa]                Floating                                                       May 2037
                 $51,680,000                    5.25%      (3)( 5)              Senior Support     3.03      1 - 96
     I-B-l                                                 Floating                                                       May 2037
                 $11,182,000      [AAI Aa2]     3.20%      (3)( 5)                Subordinate      5.25      37 - 96
     I-B-2                                                 Floating                                                       May 2037
                  $4,636,000       [A/AI]       2.35%      (3)( 5)                Subordinate      5.25      37 - 96
     I-B-3                                                 Floating                                                       May 2037
                  $2,727,000      [BBB /A3]     1.85%      (3)( 5)                Subordinate      5.12      37 - 94
     I-B-4                                                 Floating                                                       May 2037
                  $5,728,000     [BBB-/Baa3]    0.80%      (3)( 5)                Subordinate      4.57      37 - 84

  Total Group   $541,076,000
I Certificates



     Notes:

     (1) The original principal balance of the Group I Certificates is approximate and subject to a variance of+/- 10%.

     (2) W AL to call and Principal Window were calculated to the 10% optional clean-up call and based on a prepayment speed of 25% CPR

     (3) Offered Certificates will settle flat and accrue interest on an actual/360 basis.

     (4) Credit Enhancement for the Group I Certificates will consist of excess spread, overcollateralization and subordination as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial overcollateralization amount for the Group I Mortgage Loans will equal approximately 0.80% as of the Cut-off Date.

     (5) The Offered Certificates will bear interest at a pass-through rate equal to the least of (i) one month LIB OR plus the related margin,
          (ii) 10.50% per annum and (iii) the related net rate cap. After the first possible optional termination date, the related margin for the Class I-A Certificates will increase by 2 times the original margin; the related margin for the Class I-B Certificates will increase by 1.5 times the original margin.

     (6) The legal final maturity date for the Group I Certificates is the Distribution Date occurring in May 2037.

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                                      CITI


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Luminent Mortgage Trust 2007-2
Page 4 of 43
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

Trust:                                  Mortgage Pass-Through Certificates, Series 2007-2.

Depositor:                              Lares Asset Securitization, Inc.

Sponsor:                                Luminent Mortgage Capital, Inc.

Servicers:                              National  City  Mortgage  Co.  for  48.31%  of the  Group  I
                                        Mortgage  Loans,  Wells  Fargo  Bank N.A.  for 45.64% of the
                                        Group I Mortgage Loans and Washington  Mutual Bank for 6.05%
                                        of the Group I Mortgage Loans.

Originators:                            National  City  Mortgage  Co.  for  48.31%  of the  Group  I
                                        Mortgage Loans,  HomeBanc Mortgage Corporation for 45.64% of
                                        the Group I Mortgage Loans, Washington Mutual Bank for 3.64%
                                        of the Group I Mortgage Loans,  and various others for 2.41%
                                        of the Group I Mortgage Loans

Master Servicer/Securities
Administrator/Custodian:                Wells Fargo Bank, N.A.

Lead Manager:                           Citigroup Global Markets Inc.

Co-Manager:                             Greenwich Capital Markets, Inc.

Trustee:                                HSBC Bank USA, National Association.

Swap Provider:                          ABN AMRO Bank, N.V.  The Swap Provider will be rated at least "A"
                                        by Standard and Poor's and at least "A" by Fitch Ratings.

Cap Provider(s):                        ABN AMRO Bank, N.V.  The Cap Provider will be rated at least "A"
                                        by Standard and Poor's and at least "A" by Fitch Ratings.

Supplemental Interest Trust
Trustee:                                Wells Fargo Bank, NA.

Lender-Paid Mortgage
Insurance Provider:                     Triad Guaranty Insurance Corporation ("TGIC").

Cut-off Date:                           April 1, 2007.

Expected Pricing Date:                  On or about April [26], 2007.

Expected Closing Date:                  On or about May [1], 2007.


________________________________________________________________________________
                                      CITI
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Luminent Mortgage Trust 2007-2
Page 5 of 43
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Rating Agencies:                        Standard & Poor's  ("S&P")  and  Moody's  Investors  Service,
                                        Inc. ("Moody's").

Group I Offered  Certificates:          The Class I-A-1,  Class  I-A-2, Class I-A-3 and  Class I-A-4
                                        and Class I-A-5 Certificates will  represent   interests  in
                                        the Group I Mortgage Loans, and the Class I-A-1,
                                        Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-5 will be referred to as the "Class I-A Certificates".

                                        The Class I-B-1,  Class  I-B-2,  Class I-B-3 and Class I-B-4
                                        Certificates will each represent  subordinated  interests in the Group I Mortgage  Loans and will be  referred to as  the
                                        "Class I-B Certificates".

                                        The Class I-A  Certificates  and the Class I-B  Certificates
                                        will be  referred to as  the "Group I Offered Certificates".

                                        The Group I Offered  Certificates will be referred to as the
                                        "Offered Certificates".

Group II
Certificates:                           The Group II Certificates  are not offered  pursuant to this
                                        free      writing      prospectus.      (There     is     no
                                        cross-collateralization  between  the  Group I and  Group II
                                        Certificates).

Non-Offered
Certificates:                           The Class I-C-1,  Class I-C-2,  Class I-P, Class R and Class
                                        RX Certificates  are not offered hereby and will be referred to as the  "Non-Offered  Certificates."  The Group I Offered
                                        Certificates,  the Group II Certificates and the Non-Offered
                                        Certificates   will   be   referred   to   herein   as   the
                                        "Certificates."

Group I Mortgage Loans:                 The Group I Mortgage  Loans will consist of adjustable  rate
                                        One-Year LIBOR (54.40%) and Six-Month LIBOR (45.60%) indexed mortgage  loans  with  an  aggregate  principal  balance  of approximately  $545,439,581  as of the Cut-Off Date.  All of the Group I Mortgage  Loans have  initial  rate  adjustments occurring  two,  three,  five,  seven or ten years after the date of  origination.  Approximately  96.54%  of the Group I
                                        Mortgage  Loans allow for  payments  of interest  only for a three,  five,  seven or ten  year  period  set  forth in the related mortgage note. After such interest only period, each such  Mortgage  Loan will fully  amortize over its remaining term.  The  remaining  approximately  3.46%  of the  Group I
                                        Mortgage  Loans  require  payments of principal and interest that will fully  amortize  each such  Mortgage Loan over its original term.

Registration:                           The trust will issue the Offered  Certificates  initially in
                                        book-entry  form.  Persons  acquiring   interests  in  these
                                        Offered  Certificates  will hold their beneficial  interests through The Depository  Trust Company  (DTC),  in the United
                                        States,  or  Clearstream  Banking,  societe  anonyme  or the
                                        Euroclear System, in Europe.


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                                      CITI
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Tax Status:                             One  or  more  elections  will  be  made  to  treat  certain designated  portions of the trust as one or more real estate
                                        mortgage   investment   conduits  for  federal   income  tax
                                        purposes. Each of the Offered Certificates will represent an interest in two assets for federal income tax purposes:  (i)
                                        a "regular  interest"  in a REMIC,  which will be treated as newly-originated  debt  instruments  for most federal income tax  purposes  and (ii) the right to  payment  of Basis Risk
                                        Shortfall  Carryover  Amounts  and  the  obligation  to make payments  to  the  Supplemental  Interest  Trust,  which  is expected to  represent  an interest in a notional  principal contract for federal income tax purposes. Certain classes of the Offered  Certificates may be issued with "original issue discount"  depending on their issue price.  If your class of
                                        Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of such  Certificate,  often  well  before  such  income  is distributed in cash to you

ERISA Eligibility:                      Subject to satisfaction of certain  conditions,  the Offered
                                        Certificates  are expected to be eligible for purchase by or on  behalf  of an  employee  benefit  plan  or  arrangement, including  an  individual  retirement  account,  subject  to
                                        Section 406 of the Employee  Retirement  Income Security Act
                                        of 1974, as amended ("ERISA"),  Section 4975 of the Internal
                                        Revenue  Code  of  1986,  as  amended  (the  "Code")  or any federal,  state  or  local  law  ("Similar  Law")  which  is substantially similar to ERISA or the Code (collectively,  a
                                        "Plan").

                                        Prior to the termination of the Supplemental Interest Trust, a Plan must meet the requirements of an investor-based class exemption  or  a  statutory  exemption  to  be  eligible  to purchase the Group I Offered Certificates.

                                        Plans  should  consult  with  their  legal  advisors  before investing in the Offered Certificates.


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                                      CITI
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SMMEA Treatment:                        The Class I-A and Class I-B-1  Certificates  will constitute
                                        "mortgage related securities" for purposes of SMMEA, so long as  they  are  rated  in  one  of  the  two  highest  rating categories by a one of the Rating Agencies.

Denomination:                           For each class of  Offered  Certificates,  $100,000,  and in multiples of $1.00 in excess thereof.

Optional Termination:                   At its option, the sponsor or its designee may purchase from the trust all of the Group I Mortgage  Loans,  together with any properties in respect thereof  acquired on behalf of the trust,  and thereby effect  termination and early retirement of the  Group I  Certificates  after  the  stated  principal balance  of the  Group  I  Mortgage  Loans  (and  properties acquired in respect thereof) remaining in the trust has been reduced  to 10% or less of the stated  principal  balance of the Group I Mortgage Loans as of the Cut-off Date.

Distribution Date:                      The  25th  day of  each  month,  or,  if  such  day is not a business day, on the next succeeding business day, beginning in May 2007.

Record Date:                            For each  class  of  certificates  and for any  Distribution
                                        Date, the business day preceding the applicable Distribution
                                        Date so long as the certificates  remain in book-entry form.
                                        For  any  class  of  certificates   that  is  no  longer  in
                                        book-entry form, and for any  Distribution  Date, the record date shall be the last  business day of the month  preceding the month in which such Distribution Date occurs.

Delay Days:                             0 (zero) days for the Offered Certificates.

Determination Date:                     With  respect  to any  Distribution  Date  and the  Mortgage
                                        Loans,  the 15th  day of the  calendar  month in which  such
                                        Distribution  Date  occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR Determination Date:               With respect to each class of Offered  Certificates  and any
                                        Distribution  Date,  the second LIBOR Business Day preceding the  commencement  of the related  Interest  Accrual Period.
                                        LIBOR  Business  Day means a day on which banks are open for dealing in foreign  currency  and exchange in London and New
                                        York City.



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                                      CITI
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Luminent Mortgage Trust 2007-2
Page 8 of 43
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  Due Period:                           With respect to any  Distribution  Date and a Mortgage Loan, the  period  commencing  on the  second  day  of  the  month immediately  preceding the month in which such  Distribution
                                        Date occurs and ending at the close of business on the first day of the calendar  month in which such  Distribution  Date occurs.

Prepayment Period:                      With respect to a  Distribution  Date,  the  calendar  month immediately  preceding the month in which such  Distribution
                                        Date occurs.

Interest Accrual Period:                The interest accrual period for the Certificates will be the period  commencing  on the  Distribution  Date in the  month preceding the month in which a Distribution  Date occurs (or the closing date, in the case of the first interest  accrual period)  and  ending  on the day  immediately  prior to such
                                        Distribution  Date.  All  distributions  of  interest on the
                                        Offered Certificates will be based on a 360-day year and the actual  number of days in the  applicable  Interest  Accrual
                                        Period. The Offered  Certificates will initially settle flat
                                        (no accrued interest).


Pass-Through Rates:                     The   Offered   Certificates   will  bear   interest   at  a
                                        pass-through rate equal to the least of (i) one month LIB OR plus the related margin, (ii) 10.50% per annum and (iii) the related net rate cap.

Step-up Coupon:                         If the related Optional  Termination is not exercised on the first  Distribution  Date following the Distribution Date on which it could have been exercised,  the margin on the Class
                                        I-A  Certificates  will  increase to 2.0 times their related initial  margins  and the  margins  on each of the Class I-B
                                        Certificates  will  increase  to  1.5  times  their  related initial margins.

Principal and Interest Advances:        Each  Servicer  will  make cash  advances  with  respect  to delinquent  payments of scheduled  interest and principal on the  Mortgage  Loans  for  which  it  acts as  Servicer,  in
                                        general,   to  the  extent  that  such  Servicer  reasonably
                                        believes  that such cash  advances can be repaid from future payments  on the  related  Mortgage  Loans.  If the  related
                                        Servicer  fails to make any  required  advances,  the Master
                                        Servicer may be obligated to do so.


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                                      CITI
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Group I Interest Remittance Amount:     For  any  Distribution  Date,  the  amount  of all  interest received  in  respect  of the Group I  Mortgage  Loans  with respect to the  related  Due Period  less (i) the  Servicing
                                        Fee, (ii) the Master  Servicing Fee,  (iii) the  Lender-Paid
                                        Mortgage Insurance Premium, and (iv) any net swap payment or swap  termination  payment owed to the Swap Provider  (other than a swap  termination  payment in the event that the Swap
                                        Provider is the defaulting  party or an affected party under the Swap Agreement).

Group I Principal Remittance Amount:    For any Distribution  Date, (a) the sum of (i) the principal portion of all  scheduled  monthly  payments  on the Group I
                                        Mortgage  Loans due on the related  Due Date,  to the extent received  or  advanced;  (ii) the  principal  portion of all proceeds of the repurchase of any Group I Mortgage Loan (or, in the case IT substitution,  certain amounts representing a principal  adjustment during the preceding  calendar month);
                                        and (iii) the  principal  portion  of all other  unscheduled collections  received during the preceding calendar month in respect of the  related  Group I Mortgage  Loans,  including full and partial prepayments, the proceeds of any repurchase of such Group I Mortgage  Loans,  liquidation  proceeds  and insurance  proceeds,  in each case to the extent  applied as recoveries of principal less (b) any amounts  payable to the
                                        Swap Provider  (including  any net swap payment and any swap termination  payment owed to the Swap Provider (other than a swap termination payment in the event that the Swap Provider is the defaulting  party or an affected party under the Swap
                                        Agreement))  not covered by the Group I Interest  Remittance
                                        Amount.

Servicing Fee Rate:                     The Servicing  Fee Rate will be 0.2500%,  0.3750% or 0.8950%
                                        per annum for 95.24%, 4.68% and 0.08%, respectively,  of the
                                        Group I Mortgage Loans.

Master Servicing Fee Rate:              The  Master  Servicing  Fee Rate will be  0.0185%  per annum
                                        (this includes the trustee fee and the custodian fee).

Lender-Paid PMI Fee Rate:               Each Mortgage Loan with a  loan-to-value  ratio in excess of
                                        80% is covered by a primary insurance policy, either paid by
                                        the   borrower  or  the   lender.   The   weighted   average
                                        originalloan-to-value ratio of the Group I Mortgage Loans is approximately  79.0l%.  Approximately  19.64% of the Group I
                                        Mortgage Loans have original  loan-to-value ratios in excess
                                        of  80%.   All  of  these  loans  are  covered  by  existing
                                        lender-paid  or  borrowerpaid   primary  mortgage  insurance
                                        policies. In addition,  approximately 56.81 % of the Group I
                                        Mortgage  Loans have  loan-to-value  ratios  greater than or equal to 75%,  but less than or equal to 80%.  Substantially an of those  Mortgage Loans will be covered by a lender-paid primary mortgage  insurance  policy.  The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage

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                                      CITI
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Luminent Mortgage Trust 2007-2
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                                        guaranty insurance policy),  will be either 14.00% or 19.00%
                                        based  upon  the  original  L TV of the  mortgage  loan  and subject  to  compliance  with  coverage  conditions  and  to aggregate loss limits.

                                        The Premium Rate will be on average  0.39% per annum for the covered Group I Mortgage Loans,  plus tax, where the related mortgaged property is located in Kentucky or West Virginia.

Group I Net Mortgage Rate:              With  respect  to  each  Group I  Mortgage  Loan,  the  then applicable  mortgage  rate  thereon  minus  the  sum  of the applicable (i) Servicing Fee Rate, (ii) the Master Servicing
                                        Fee Rate, and (iii) Lender-Paid PMI Fee Rate.

Group I Net WAC:                        With  respect  to the Group I Offered  Certificates  and any
                                        Distribution Date, the excess of (1) the weighted average of the Net Mortgage  Rates on the Group I Mortgage  Loans as of
                                        the first day of the related Due Period, over (2) the sum of
                                        (i) a per  annum  rate  equal to the Net Swap  Payment  with respect to the Swap  Agreement  payable to the Swap Provider on such Distribution  Date,  divided by the stated principal balance of the Group I Mortgage Loans as of the first day of the  related Due  Period,  multiplied  by 12, and (ii) a per annum  rate  equal  to any  Swap  Termination  Payment  with respect  to the Swap  Agreement  not due to a Swap  Provider
                                        Trigger   Event   payable  to  the  Swap  Provider  on  such
                                        Distribution  Date,  divided by the stated principal balance of the  Group I  Mortgage  Loans as of the  first day of the related Due Period, multiplied by 12.

Group I Net Rate Cap:                   For any  Distribution  Date,  the product of (i) the Group I
                                        Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.


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                                      CITI
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Luminent Mortgage Trust 2007-2
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Credit Enhancement:                     The Trust will  include  the  following  credit  enhancement mechanisms,  each of which is  intended  to  provide  credit support for some or all of the Group I Certificates,  as the case may be:
                                        1) Subordination
                                        2) Overcollateralization
                                        3) Excess Cashflow
                                        4) Lender-Paid Primary Mortgage Insurance

Subordination:                          The Class  I-B  Certificates  will be  subordinate  to,  and provide  credit  support  for,  the Class I-A  Certificates.
                                        Among the Class I-B Certificates, subordination will rank in priority  from  highest  to lowest in the  following  order:
                                        Class  I-B-l,  Class  I-B-2,  Class  I-B-3 and  Class  I-B-4
                                        Certificates,  with each subsequent  class providing  credit support for the prior class or classes, if any.

Group I Overcollateralization Amount:   For any Distribution  Date, the amount, if any, by which (i)
                                        the  aggregate  stated  principal  balance  of the  Group  I
                                        Mortgage Loans (after giving effect to scheduled payments of principal  me during the related  Due Period,  to the extent
                                        received  or  advanced,   and  unscheduled   collections  of
                                        principal  received during the related  Prepayment  Period), exceeds  (ii)  the  sum of  (x)  the  aggregate  Certificate
                                        Principal  Balance of the Class lA,  Class I-B and Class I-P
                                        Certificates as of such  Distribution  Date and (y) one-half of the aggregate Certificates Principal Balance of the Class
                                        R and Class RX  Certificates  as of such  Distribution  Date
                                        (after taking into account the principal distributed on that
                                        Distribution Date).

Group I Target
Overcollateralization Amount:           With  respect  to any  Distribution  Date,  (i) prior to the
                                        Group I  Stepdown  Date,  an amount  equal to  approximately
                                        0.80% of the aggregate stated principal balance of the Group
                                        I Mortgage  Loans as of the Cut-off  Date,  (ii) on or after the Group I Stepdown  Date  provided a Group I Trigger Event is not in effect,  the greater of (x) 1.60% of the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period  (after giving effect to scheduled  payments of  principal  due during the related
                                        Due  Period,  to  the  extent  received  or  advanced,   and
                                        unscheduled  collections  of principal  received  during the related  Prepayment Period, and after reduction for Realized
                                        Losses incurred during the related Due Period) and (y) 0.50%
                                        of the  aggregate  stated  principal  balance  of the Goup I
                                        Mortgage  Loans  as  of  the  Cut-off  Date   (approximately
                                        $4,363,581)  or (iii) on or after the Group I Stepdown  Date and if a Group I  Trigger  Event is in  effect,  the Group I
                                        Overcollateralization  Target  Amount  for  the  immediately
                                        preceding     Distribution     Date.     The     Group     I
                                        Overcollateralization  Target Amount for the Group I Offered
                                        Certificates is expected to be fully funded on the

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                                        Closing Date.

Group I Overcollateralization
Release Amount:                         With respect to any Distribution  Date for which the Group I
                                        Excess  Overcollateralization  Amount is, or would be, after taking into  account all other  distributions  to be made on that Distribution  Date,  greater than zero, an amount equal
                                        to   the    lesser    of   (i)   the    Group    I    Excess
                                        Overcollateralization  Amount for that Distribution Date and
                                        (ii) principal  collected on the Group I Mortgage Loans with respect to that Distribution Date.

Group I Excess
Overcollateralization Amount:           With respect to any Distribution Date, the excess, if any of the Group I  Overcollateralization  Amount  over the Group I
                                        Overcollateralization Target Amount.

Group I Overcollateralization
Deficiency:                             With respect to any Distribution  Date, the excess,  if any, of (i) the Group I Target  Overcollateralization  Amount for
                                        such    Distribution    Date   over   (ii)   the   Group   I
                                        Overcollateralization  Amount  for such  Distribution  Date, calculated  for this  purpose  after taking into account the reduction  on  such  Distribution  Date  of the  Certificate
                                        Principal  Balances  of all Group I  Certificates  resulting from the distribution of the Group I Principal  Distribution
                                        Amount on such  Distribution  Date, but prior to taking into account  any Group I  Realized  Losses on such  Distribution
                                        Date.

Group I Monthly Excess Cashflow:        With respect to any  Distribution  Date,  the sum of (i) the remaining  Group I  Interest  Remittance  Amount  after  the distributions  pursuant  to clause  (ii) of Group I Interest
                                        Distribution     Priority,      (ii)     the     Group     I
                                        Overcollateralization   Release  Amount  and  (iii)  without
                                        duplication, any portion of the Group I Principal Remittance
                                        Amount remaining after the distributions  pursuant to clause
                                        (l)(iii)  or (2)(vi) of the Group I  Principal  Distribution
                                        Priority, as applicable.

Group I Stepdown Date:                  The earlier to occur of (i) the  Distribution  Date on which the aggregate Certificate Principal Balance of the Class I-A
                                        Certificates  is reduced to zero and (ii) the later to occur of: (x) the Distribution  Date occurring in May 2010 and (y)
                                        the  first   Distribution   Date  on  which  the   aggregate
                                        Certificate Principal Balance of the Class 1- B Certificates
                                        plus the Group I Overcollateralization Amount divided by the aggregate stated  principal  balance of the Group I Mortgage
                                        Loans is greater than or equal to 10.50%.

Credit Enhancement Percentage:          The Credit Enhancement  Percentage for any Distribution Date
                                        is the  percentage  obtained by dividing  (x) the  aggregate
                                        Certificate  Principal Balance of the Class I-B Certificates
                                        (including  the  Overcollateralization  Amount)  by (y)  the aggregate principal balance of the Group I Mortgage


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                                        Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and  distribution of the  Principal  Distribution  Amounts to the  lnlders of the certificates  then entitled to distributions of principal on such Distribution Date.

Group I Trigger Event:                  A Group  I  Trigger  Event  will  exist  after  the  Group I
                                        Stepdown  Date if (i) the  principal  amount  of the Group I
                                        Mortgage   Loans  that  are  60  days  or  more   delinquent
                                        (including foreclosed  properties,  REO and bankruptcy) on a three-month rolling average exceeds  approximately 40.00% of the sum of the aggregate  Certificate  Principal  Balance of
                                        the   Class   1-   B   Certificates    and   the   Group   I
                                        Overcollateralization   Amount,   or  (ii)  the   Cumulative
                                        Realized  Losses with respect to the Group I Mortgage  Loans exceeds  specified  percentages  described  below  as of the specified Distribution Dates:

                                         May 2009 - April 2010             0.20%
                                         May 2010 - April 2011             0.45%
                                         May 2011 - April 2012             0.70%
                                         May 2012 - April 2013             0.80%
                                         May 2013 and thereafter           0.90%

Group I Realized Losses:                Any Group I Realized  Losses on the related  Mortgage  Loans will be allocated on any Distribution  Date, first, to Group
                                        I ret monthly excess cashflow  (including  amounts  received under the Swap and Cap Agreements),  second, in reduction of the  Group I  Overcollateralization  Amount,  third,  to the
                                        Class I-B-4 Certificates  until their Certificate  Principal
                                        Balance  is  reduced  to zero,  fourth,  to the Class  I-B-3
                                        Certificates  until their  Certificate  Principal Balance is reduced  to zero,  fifth,  to the Class  I-B-2  Certificates until  their  Certificate  Principal  Balance  is reduced to zero,  sixth, to the Class 1- B-1  Certificates  until their
                                        Certificate Principal Balance is reduced to zero, seventh to
                                        the  Class  I-A-5   Certificates   until  their  Certificate
                                        Principal  Balance is reduced to zero and eighth,  pro-rata, to the Class I-A-l, Class I-A-2, Class I-A-3 and Class I-A-4
                                        Certificates  until their  Certificate  Principal Balance is reduced to zero.

                                        Class                                         Loss Protection
                                        -----                                         ---------------
                                        Class A1, Class A2, Class A3 and Class A4     14.73% (+/- 50bps)
                                           Certificates
                                        Class A5 Certificates                         5.25% (+/- 50 bps)

                                        Once  Realized  Losses have been  allocated to the Class I-A
                                        Certificates  or the Class I-B  Certificates,  such  amounts with  respect  to such  Certificates  will no longer  accrue interest;  however,  such amounts may be paid  thereafter to the extent of funds available from Group I excess cashflow.


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Interest Carry Forward Amount:          As of any  Distribution  Date,  generally an amount equal to the sum of (i) the excess of (a) the  Interest  Distribution
                                        Amount  for such Class  with  respect to prior  Distribution
                                        Dates over (b) the amount actually distributed to such Class of  Certificates  with  respect to interest on or after such prior  Distribution  Dates and (ii) interest  thereon at the applicable Pass-Through Rate.

Interest Distribution Amount:           The   Interest   Distribution   Amount   for   the   Offered
                                        Certificates of any class on any Distribution  Date is equal to  interest  accrued  during the related  Interest  Accrual
                                        Period on the  Certificate  Principal  Balance of that class
                                        immediately   prior   to  the   Distribution   Date  at  the
                                        Pass-Through  Rate for that class, in each case,  reduced by any Prepayment  Interest Shortfalls to he extent not covered by Compensating  Interest and any shortfalls  resulting from the application of the Relief Act.

Group I Principal
Distribution Amount:                    The  Group  I   Principal   Distribution   Amount   for  any
                                        Distribution will be the Group I Principal Remittance Amount
                                        MINUS any Group I  Overcollateralization  Release Amount for
                                        such Distribution Date.

Basis Risk Shortfall:                   Because  each  mortgage  loan has a  mortgage  rate  that is adjustable,  and will adjust  based on  Six-Month  LIB OR or
                                        One-Year   LIBOR,   and  the   Pass-Through   Rates  on  the
                                        Certificates  are based on One-Month LIB OR, the application of the related Net Rate Cap could  result in  shortfalls  of interest  otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls"). If Basis
                                        Risk Shortfalls occur, then in the case of the Certificates, such  shortfalls  will be  carried  forward  as  Basis  Risk
                                        Shortfall Carryover Amounts and paid from net monthly excess cashflow  including any net payments  received from the swap and cap, to the extent  available  on a  subordinated  basis
                                        onthe   same   Distribution   Date  or  in  any   subsequent
                                        Distribution Date.

Basis Risk Shortfall
Carryover Amount:                       With respect to any Distribution  Date and the Certificates, the excess of (i) the amount of  interest  such class  would have accrued on such  Distribution  Date had the  applicable
                                        Pass-Through  Rate not been  subject to the related Net Rate
                                        Cap,  over  (ii)  the  amount  of  interest  such  class  of
                                        Certificates  received  on  such  Distribution  Date  if the
                                        Pass-Through  Rate is limited to the  related  Net Rate Cap, together  with the unpaid  portion of any such  amounts from prior  Distribution  Dates (and accrued  interest thereon at the then applicable Pass-Through Rate, without giving effect to the related  Net Rate Cap).  The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.


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Group I Interest
Distribution Priority:                  On each Distribution  Date, the Group I Interest  Remittance
                                        Amount  will  be  distributed  in  the  following  order  of priority:

                                             (i)  Concurrently  to the Class I-A  Certificates,  pro
                                                  rata  their   respective   Interest   Distribution
                                                  Amounts and  Interest  Carry  Forward  Amounts for
                                                  such Distribution Date;
                                             (ii) sequentially,  to the Class I-B  Certificates,  in
                                                  numerical   order,   their   respective   Interest
                                                  Distribution  Amounts and Interest  Carry  Forward
                                                  Amounts for such Distribution Date; and
                                             (iii) for application as part of Group I Monthly Excess
                                                  Cashflow for such Distribution  Date, as described
                                                  herein.

Group I Principal
Distribution Priority:                  On  each   Distribution   Date,   the   Group  I   Principal
                                        Distribution  Amount will be  distributed  in the  following order of priority:

                                        (1)  prior  to  the  Group  I   Stepdown   Date  or  on  any
                                             Distribution  Date  with  respect  to  which  a Group I
                                             Trigger Event is in effect:

                                                  concurrently, to (a) the Class I-A-l, Class I-A-2,
                                                  Class I-A-3 and Class I-A-4  Certificates  and (b)
                                                  the Class I-A-5 Certificates,  on a pro rata basis
                                                  based  on  the  aggregate   certificate  principal
                                                  balance  of such  classes,  until the  certificate
                                                  principal  balance  of each  such  class  has been
                                                  reduced to zero.  Principal  payments  pursuant to
                                                  clause  (a)  of  this   paragraph  will  be  paid,
                                                  sequentially  to (i) the Class I-A-l  Certificates
                                                  and  (ii)  concurrently  to (x)  the  Class  I-A-2
                                                  Certificates  and (y) the  Class  I-A-3  and Class
                                                  I-A-4  Certificates,  in that  order,  until their
                                                  respective  certificate  principal  balances  have
                                                  been reduced to zero.  Principal payments pursuant
                                                  to  clause  (y) of  this  paragraph  will  be paid
                                                  sequentially  to the Class  I-A-3 and Class  I-A-4
                                                  Certificates,   in   that   order,   until   their
                                                  respective  certificate  principal  balances  have
                                                  been reduced to zero.

                                             i)   sequentially,  to the  Class  I-B-l  Certificates,
                                                  Class I-B-2 Certificates, Class I-B-3 Certificates
                                                  and Class I-B-4 Certificates, in that order, until
                                                  the  Certificate  Principal  Balance  of each such
                                                  class has been reduced to zero;

                                             ii)  from amounts otherwise  distributable to the Class
                                                  I -C-l Certificates,  to the Supplemental Interest
                                                  Trust,  for  payment to the Swap  Provider  to the
                                                  extent not previously  paid, any swap  termination
                                                  payment owed to the Swap Provider  pursuant to the
                                                  Swap Agreement in the event that the Swap Provider
                                                  is the defaulting party or an affected party under
                                                  the Swap Agreement; and

                                             iii) for  application as part of Group I Monthly Excess
                                                  Cashflow for such Distribution  Date, as described
                                                  herein.

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                                        (2)  On or  after  the  Group  I  Stepdown  Date  and on any
                                             Distribution  Date  with  respect  to  which  a Group I
                                             Trigger Event is not in effect:

                                             (i)  concurrently, to (a) the Class I-A-I, Class I-A-2,
                                                  Class I-A-3 and Class I-A-4  Certificates  and (b)
                                                  the Class I-A-5 Certificates,  on a pro rata basis
                                                  based  on  the  aggregate   certificate  principal
                                                  balance  of such  classes,  until the  certificate
                                                  principal  balance  of each  such  class  has been
                                                  reduced to zero.  Principal  payments  pursuant to
                                                  clause  (a)  of  this   paragraph  will  be  paid,
                                                  sequentially  to (i) the Class I-A-I  Certificates
                                                  and  (ii)  concurrently  to (x)  the  Class  I-A-2
                                                  Certificates  and (y) the  Class  I-A-3  and Class
                                                  I-A-4  Certificates,  in that  order,  until their
                                                  respective  certificate  principal  balances  have
                                                  been reduced to zero.  Principal payments pursuant
                                                  to  clause  ~) of  this  paragraph  will  be  paid
                                                  sequentially  to the Class  I-A-3 and Class  I-A-4
                                                  Certificates,   in   that   order,   until   their
                                                  respective  certificate  principal  balances  have
                                                  been reduced to zero.

                                             (ii) to the Class I-B-I  Certificates,  an amount equal
                                                  to the Class I-BI  Principal  Distribution  Amount
                                                  for such Distribution  Date, until the Certificate
                                                  Principal  Balance of such class has been  reduced
                                                  to zero;

                                             (iii) to the Class I-B-2 Certificates,  an amount equal
                                                  to the Class I-B2  Principal  Distribution  Amount
                                                  for such Distribution  Date, until the Certificate
                                                  Principal  Balance of such class has been  reduced
                                                  to zero;

                                             (iv) to the Class I-B-3  Certificates,  an amount equal
                                                  to Class I-B-3 Principal  Distribution  Amount for
                                                  such  Distribution  Date,  until  the  Certificate
                                                  Principal  Balance of such class has been  reduced
                                                  to zero;

                                             (v)  to the Class I-B-4  Certificates,  an amount equal
                                                  to the Class I-B4  Principal  Distribution  Amount
                                                  for such Distribution  Date, until the Certificate
                                                  Principal  Balance of such class has been  reduced
                                                  to zero;

                                             (vi) from amounts otherwise  distributable to the Class
                                                  I-C-I Certificates,  to the Supplemental  Interest
                                                  Trust,  for payment to the Swap  Provider,  to the
                                                  extent not previously  paid, any swap  termination
                                                  payment owed to the Swap Provider  pursuant to the
                                                  Swap Agreement in the event that the Swap Provider
                                                  is the defaulting party or an affected party under
                                                  the Swap Agreement; and

                                             (vii) for application as part of Group I Monthly Excess
                                                  Cashflow for such Distribution  Date, as described
                                                  herein.


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Group I Monthly Excess
Cashflow Distribution
Priority:                               On  each  Distribution  Date,  the  Group I  Monthly  Excess
                                        Cashflow  will be  distributed  in the  following  order  of priority:

                                        (i)  to   distribute   the  Group  I   Overcollateralization
                                             Deficiency Amount as principal,  payable as part of the
                                             Group I Principal  Distribution  Amount,  as  described
                                             above;

                                        (ii) to each  class of Class  I-A  Certificates,  pro  rata, based  upon the  entitlement  of each  class to pay any
                                             unpaid Interest  Distribution  Amounts and any Interest
                                             Carry  Forward  Amounts and to pay any Group I Realized
                                             losses  applied  to reduce  the  Certificate  Principal
                                             Balances   for  such   Distribution   Date  and   prior
                                             Distribution   Dates  for  such   class  of  Class  I-A
                                             Certificates;

                                        (iii) to each class of Class 1- B Certificates  sequentially
                                             in   numerical   order  to  pay  any  unpaid   Interest
                                             Distribution  Amounts and any  Interest  Carry  Forward
                                             Amounts and to pay any Group I Realized Loss applied to
                                             reduce  the  Certificate  Principal  Balances  for such
                                             Distribution Date and prior Distribution Dates for such
                                             class of Class I-B Certificates;

                                        (iv) from amounts otherwise distributable to the Class I-C-I
                                             Certificates,  to each class of Class I-A certificates,
                                             pro rata,  based upon the entitlement of each class and
                                             then  sequentially  in numerical order to each class of
                                             Class I-B  certificates,  any unpaid Group I Basis Risk
                                             Shortfall Carryover Amounts ;

                                        (v)  from amounts otherwise distributable to the Class I-C-I
                                             Certificates,  to the Supplemental  Interest Trust, for
                                             payment  to  the  Swap  Provider,  to  the  extent  not
                                             previously pail, any swap  termination  payment owed to
                                             the Swap Provider pursuant to the Swap Agreement in the
                                             event that the Swap Provider is the defaulting party or
                                             an  affected  party  under the Swap  Agreement  (to the
                                             extent  not  received  by it  from a  replacement  Swap
                                             Provider in respect of a replacement  Swap Agreement or
                                             similar agreement); and

                                        (vi) to the  Non-Offered  Certificates  as specified III the pooling agreement.

Supplemental Interest
Trust Distributions
Swap Account:                           On each Distribution Date, (and after all distributions made under Group I Monthly Excess Cashflow  above),  funds in the
                                        Supplemental   Interest  Trust  with  respect  to  the  Swap
                                        Agreement  will be  distributed  in the  following  order of priority:

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                                        (i)  to the Swap Provider,  all net swap  payments,  if any, owed to the Swap Provider for such Distribution Date;

                                        (ii) to the Swap  Provider,  any swap  termination  payment, other than due to a Swap  Provider  Trigger  Event,  if
                                             any, owed to the Swap Provider;

                                        (iii) to the classes of Group I  Certificates  then entitled to receive distributions in respect of principal in the
                                             priority  described  above  under  "Group  I  Principal
                                             Distribution  Priority" for such Distribution Date, any
                                             remaining Group I Overcollateralization Deficiency;

                                        (iv) to each  class of Class  I-A  Certificates,  pro  rata, based  upon the  entitlement  of each  class to pay any
                                             unpaid Interest  Distribution  Amounts and any Interest
                                             Carry Forward Amount;

                                        (v)  to each class of Class I-A  Certificates,  pro rata, to pay any Group I Realized  Losses  applied to reduce the
                                             Certificate  Principal  Balances for such  Distribution
                                             Date and prior  Distribution  Dates  for such  class of
                                             Class I-A Certificates;

                                        (vi) to each class of Class I-B Certificates sequentially in
                                             numerical   order,   to   pay   any   unpaid   Interest
                                             Distribution  Amounts and any  Interest  Carry  Forward
                                             Amount;

                                        (vii) to each class of Class I-B  Certificates  sequentially in numerical  order,  to pay any Group I Realized  Loss
                                             applied to reduce the  Certificate  Principal  Balances
                                             for such Distribution Date and prior Distribution Dates
                                             for such class of Class I-B Certificates;

                                        (viii) to each  class of Class I-A  certificates,  pro rata, based  upon  the  entitlement  of each  class  and then
                                             sequentially  in numerical order to each class of Class
                                             I-B  certificates,   any  unpaid  Group  I  Basis  Risk
                                             Shortfall Carryover Amounts;

                                        (ix) to the Swap  Provider,  to the  extent  not  previously paid,  any  swap  termination  payment  due  to a  Swap
                                             Provider Trigger Event; and

                                        (x)  to the Class I-C-2 Certificates, any remaining amounts.

                                        Amounts  distributed  in respect of clauses  (iii),  (v) and
                                        (vii)  above  shall not exceed the  aggregate  of current or prior Group I Realized  Losses not previously  reimbursed by subsequent  recoveries  or  amounts  previously  distributed pursuant to clauses (iii), (v) and (vii) above, clauses (i),
                                        (iii)   and   (v)   under   "Supplemental   Interest   Trust
                                        Distributions  Cap  Account"  below or the  Group I  Monthly
                                        Excess Cashflow Amount.
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Supplemental Interest
Trust Distributions
Cap Account:                            On each Distribution Date, (and after all distributions made under  Group I  Monthly  Excess  Cashflow  and  Supplemental
                                        Interest Trust  DistributionsSwap  Account above),  funds in the  Supplemental  Interest  Trust  with  respect to the Cap
                                        Agreement  will be  distributed  in the  following  order of priority:

                                        (i)  to the classes of Group I Certificates then entitled to receive  distributions  in respect of  principal in the
                                             priority  described  above  under  "Group  I  Principal
                                             Distribution  Priority" for such Distribution Date, any
                                             remaining Group I Overcollateralization Deficiency;

                                        (ii) to each  class of Class  I-A  Certificates,  pro  rata, based  upon the  entitlement  of each  class to pay any
                                             unpaid Interest  Distribution  Amounts and any Interest
                                             Carry Forward Amount;

                                        (iii) to each class of Class I-A Certificates,  pro rata, to pay any remaining  Group I Realized  Losses  applied to
                                             reduce  the  Certificate  Principal  Balances  for such
                                             Distribution Date and prior Distribution Dates for such
                                             class of Class I -A Certificates;

                                        (iv) to each class of Class I-B Certificates sequentially in
                                             numerical   order,   to   pay   any   unpaid   Interest
                                             Distribution  Amounts and any  Interest  Carry  Forward
                                             Amount;

                                        (v)  to each class of Class I-B Certificates sequentially in numerical  order, to pay any remaining Group I Realized
                                             Loss  applied  to reduce  the  Certific  ate  Principal
                                             Balances   for  such   Distribution   Date  and   prior
                                             Distribution  Dates  for  such  class  of  Class  1-  B
                                             Certificates;

                                        (vi) to each  class of Class  I-A  certificates,  pro  rata, based  upon  the  entitlement  of each  class  and then
                                             sequentially  in numerical order to each class of Class
                                             I-B  certificates,   any  unpaid  Group  I  Basis  Risk
                                             Shortfall Carryover Amounts;

                                        (vii) to  the  Class  I-C-2   Certificates,   any  remaining
                                             amounts.

                                        Amounts distributed in respect of clauses (i), (iii) and (v)
                                        above  shall not  exceed the  aggregate  of current or prior
                                        Group  I  Realized  Losses  not  previously   reimbursed  by
                                        subsequent  recoveries  or  amounts  previously  distributed pursuant to clauses (i), (iii) and (v) above, clauses (iii),
                                        (v)   and   (vii)   under   "Supplemental   Interest   Trust
                                        Distributions  Swap  Accounts"  above or the Group I Monthly
                                        Excess Cashflow Amount.

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Class I-A Principal Distribution
Amount:                                 For any Distribution  Date on or after the Group I Step down
                                        Date on which a Group I Trigger  Event is not in effect,  an amount  equal to the  lesser  of (A) the  aggregate  Group I
                                        Principal Distribution Amount for such Distribution Date and
                                        (B) the  excess  (if any) of (x) the  aggregate  Certificate
                                        Principal Balance of the Class I-A Certificates  immediately prior to such  Distribution  Date over (y) the lesser of (a)
                                        the  aggregate  stated  principal  balance  of the  Group  I
                                        Mortgage  Loans as of the last day of the related due period
                                        (after giving effect to scheduled  payments of principal due during the  related Due  Period,  to the extent  received or advanced, and unscheduled  collections of principal received during the related  Prepayment  Period,  and after reduction for Group I Realized  Losses  incurred  during  the  related
                                        Prepayment  Period)  multiplied  by (i)  89.50%  and (b) the amount,  if any, by which (i) the aggregate stated principal balance of the Group I Mortgage  Loans as of the last day of the related Due Period  (after  giving  effect to  scheduled payments of  principal  due during the related Due Period to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction  for Group I Realized  Losses  incurred during the related  Prepayment  Period) exceeds (ii) the sum of [0.50]% of the Cut-off Date stated  principal  balance of the Group I Mortgage Loans.

Class I-B-1 Principal
Distribution Amount:                    For any Distribution  Date on or after the Group I Step down
                                        Date on which a Group I Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                        the aggregate Certificate Principal Balance of the Class I-A
                                        Certificates  (after taking into account the distribution of
                                        the  Class  I-A  Principal   Distribution   Amount  on  such
                                        Distribution  Date)  and  (ii)  the  Certificate   Principal
                                        Balance of the Class 1- B-1 Certificates  immediately  prior to such  Distribution  Date  over (y) the  lesser of (a) the aggregate stated  principal  balance of the Group I Mortgage
                                        Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during he related Due Period,  to the extent  received or advanced, and unscheduled collections of principal received during the related  Prepayment  Period, and after reduction for Group I
                                        Realized  Losses  incurred  during  the  related  Prepayment
                                        Period) multiplied by (i) 93.60% and (b) the amount, if any, by which (i) the aggregate stated  principal  balance of the
                                        Group I Mortgage Loans as of the last day of the related Due
                                        Period  (after  giving  effect  to  scheduled   payments  of
                                        principal  due during the  related  Due Period to the extent
                                        received  or  advanced,   and  unscheduled   collections  of
                                        principal received during the related Prepayment Period, and after  reduction for Group I Realized Losses incurred during the related  Prepayment  Period) exceeds (ii) [0.50]% of the
                                        Cut-off  Date  stated  principal  balance  of  the  Group  I
                                        Mortgage Loans.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 21 of 43
________________________________________________________________________________

Class I-B-2 Principal
Distribution Amount:                    For any Distribution  Date on or after the Group I Step down
                                        Date on which a Group I Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                        the aggregate Certificate Principal Balance of the Class I-A and Class I-B-I Certificates  (after taking into account the distribution  of the  Class I-A and  Class  I-B-I  Principal
                                        Distribution Amounts on such Distribution Date) and (Ii) the
                                        Certificate   Principal   Balance   of   the   Class   I-B-2
                                        Certificates  immediately  prior to such  Distribution  Date over (y) the lesser of (a) the  aggregate  stated  principal balance of the Group I Mortgage  Loans as of the last day of the related Due Period  (after  giving  effect to  scheduled payments of principal due during the related Due Period,  to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction  for Group I Realized  losses  incurred during the  related  Prepayment  Period)  multiplied  by (i)
                                        95.30%  and  (b)  the  amount,  if  any,  by  which  (i) the aggregate stated  principal  balance of the Group I Mortgage
                                        Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during the related Due Period to the extent  received or  advanced, and unscheduled collections of principal received during the related  Prepayment  Period, and after reduction for Group I
                                        Realized  Losses  incurred  during  the  related  Prepayment
                                        Period)  exceeds  (ii)  [0.50]%  of the Cutoff  Date  stated
                                        principal balance of the Group I Mortgage Loans.

Class I-B-3 Principal
Distribution
Amount:                                 For any Distribution  Date on or after the Group I Step down
                                        Date on which a Group I Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                        the  aggregate  Certificate  Principal  Balance of the Class
                                        I-A, Class I-B-I and Class I-B-2 Certificates  (after taking into account the  distribution of the Class I-A, Class I-B-I and  Class  I-B-2  Principal  Distribution  Amount  on  such
                                        Distribution  Date)  and  (ii)  the  Certificate   Principal
                                        Balance of the Class I-B-3 Certificates immediately prior to such  Distribution  Date  over  (y)  the  lesser  of (a) the aggregate stated  principal  balance of the Group I Mortgage
                                        Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent received or advanced, and  unscheduled  collections of princip al received  during the related Prepayment Period, and after reduction for Group
                                        I Realized  Losses  incurred  during the related  Prepayment
                                        Period) multiplied by (i) 96.30% and (b) the amount, if any, by which (i) the aggregate stated  principal  balance of the
                                        Group I Mortgage Loans as of the last day of the related Due
                                        Period  (after  giving  effect  to  scheduled   payments  of
                                        principal  due during the  related  Due Period to the extent
                                        received  or  advanced,   and  unscheduled   collections  of
                                        principal received during the related Prepayment Period, and after  reduction for Group I Realized Losses incurred during the related  Prepayment  Period) exceeds (ii) [0.50]% of the
                                        Cut-off  Date  stated  principal  balance  of  the  Group  I
                                        Mortgage Loans.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 22 of 43
________________________________________________________________________________


Class I-B-4 Principal
Distribution
Amount:                                 For any Distribution  Date on or after the Group I Step down
                                        Date on which a Group I Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the sum of (i)
                                        the  aggregate  Certificate  Principal  Balance of the Class
                                        I-A, Class I-B-I,  Class I-B-2 and Class I-B-3  Certificates
                                        (after  taking into  account the  distribution  of the Class
                                        I-A,  Class  I-B-I,  Class I-B-2 and Class  I-B-3  Principal
                                        Distribution  Amount on such Distribution Date) and (ii) the
                                        Certificate   Principal   Balance   of   the   Class   I-B-4
                                        Certificates  immediately  prior to such  Distribution  Date over (y) the lesser of (a) the  aggregate  stated  principal balance of the Group I Mortgage  Loans as of the last day of the related Due Period  (after  giving  effect to  scheduled payments of principal due during the related Due Period,  to the extent received or advanced, and unscheduled collections of principal  received during the related Prepayment Period, and after  reduction  for Group I Realized  Losses  incurred during the  related  Prepayment  Period)  multiplied  by (i)
                                        98.40%  and  (b)  the  amount,  if  any,  by  which  (i) the aggregate stated  principal  balance of the Group I Mortgage
                                        Loans as of the last day of the  related  Due Period  (after giving effect to scheduled  payments of principal due during the related Due Period to the extent  received or  advanced, and unscheduled collections of principal received during the related  Prepayment  Period, and after reduction for Group I
                                        Realized  Losses  incurred  during  the  related  Prepayment
                                        Period)  exceeds  (ii)  [0.50]% of the  Cut-off  Date stated
                                        principal balance of the Group I Mortgage Loans.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 23 of 43
________________________________________________________________________________

Swap Agreement:                         The   Supplemental   Interest  Trust  will  include  a  swap
                                        derivative  contract  for the benefit of the Group I Offered
                                        Certificates (the "Swap Agreement"). The Swap Agreement will be with ABN AMRa  Bank,  N.V.  (the  "Swap  Provider").  The
                                        Supplemental  Interest Trust will make payments based on the applicable  fixed payment rate and the  applicable  notional balance for the  Distribution  Date specified  below and the
                                        Supplemental  Interest Trust will receive  payments based on one-month LIBOR and the applicable  notional balance for the
                                        Distribution Date specified below.


                                       Swap Agreement Notional Balance Schedule
                                       ----------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
             Notional       Rate
   Period   Balance ($)      (%)   Period     Notional Balance ($)  Rate (%)     Period       Notional Balance ($)   Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
      1    545,439,581.13    5.10   30        127,176,074.88        5.10         59             28,847,950.71         5.10
      2    518,724,067.10    5.10   31        120,955,856.94        5.10         60             27,443,949.83         5.10
      3    493,318,371.45    5.10   32        115,040,105.63        5.10         61             26,108,320.29         5.10
      4    469,158,202.64    5.10   33        109,413,904.62        5.10         62              9,363,525.77         5.10
      5    446,182,428.75    5.10   34        104,063,069.07        5.10         63              8,908,338.83         5.10
      6    424,332,922.32    5.10   35         98,973,940.46        5.10         64              8,475,279.16         5.10
      7    403,554,412.32    5.10   36         94,133,735.80        5.10         65              8,063,271.13         5.10
      8    383,794,343.51    5.10   37         89,530,408.29        5.10         66              7,671,291.45         5.10
      9    365,002,742.96    5.10   38         82,202,173.78        5.10         67              7,298,366.50         5.10
     10    347,132,092.90    5.10   39         78,204,373.52        5.10         68              6,943,570.04         5.10
     11    330,137,209.99    5.10   40         74,400,986.05        5.10         69              6,606,020.83         5.10
     12    313,975,130.25    5.10   41         70,782,557.73        5.10         70              6,284,880.50         5.10
     13    298,605,000.17    5.10   42         67,340,094.64        5.10         71              5,979,351.36         5.10
     14    283,987,972.84    5.10   43         64,065,040.11        5.10         72              5,688,674.58         5.10
     15    270,087,109.05    5.10   44         60,949,253.60        5.10         73              5,412,128.17         5.10
     16    256,867,283.71    5.10   45         57,984,990.34        5.10         74              5,149,025.25         5.10
     17    244,295,096.53    5.10   46         55,164,882.13        5.10         75              4,898,712.29         5.10
     18    232,338,803.03    5.10   47         52,481,919.12        5.10         76              4,660,567.61         5.10
     19    220,968,184.77    5.10   48         49,929,432.23        5.10         77              4,433,999.65         5.10
     20    210,154,523.65    5.10   49         47,501,076.68        5.10         78              4,218,445.69         5.10
     21    199,870,511.40    5.10   50         45,190,816.22        5.10         79              4,013,355.90         5.10
     22    190,090,180.25    5.10   51         42,992,885.96        5.10         80              3,818,139.46         5.10
     23    180,788,837.04    5.10   52         40,901,846.57        5.10         81              3,632,391.01         5.10
     24    171,943,000.87    5.10   53         38,912,473.73        5.10         82              3,455,647.47         5.10
     25    163,530,342.60    5.10   54         37,019,794.57        5.10         83              3,287,502.59         5.10
     26    155,427,442.91    5.10   55         35,219,068.08        5.10         84              3,127,538.09         5.10
     27    147,824,279.04    5.10   56         33,505,473.84        5.10         85              2,975,360.67         5.10
     28    140,593,340.46    5.10   57         31,874,911.28        5.10
     29    133,716,387.40    5.10   58         30,323,690.67        5.10
-----------------------------------------------------------------------------------------------------------------------------------

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 24 of 43
--------------------------------------------------------------------------------

Cap  Agreement:                         The  Group  I  Certificateholders  will  benefit  from a Cap
                                        Agreement  with notional  amounts and strike rates set forth
                                        below.   Under  the  Cap   Agreement,   on  or  before  each
                                        Distribution  Date commencing with the Distribution  Date in
                                        November  2007,  and ending  with the  Distribution  Date in
                                        January 2014,  the Cap Agreement  Provider will be obligated to make a payment  for that  Distribution  Date equal to the product of (x) the excess,  if any, of (a)  One-Month LIB OR as  determined  pursuant to the Cap  Agreement  over (b) the related cap  corridor as set forth  below,  (y) the notional amount for such Distribution Date as set forth below and (z)
                                        a fraction,  the  numerator  of which is equal to the actual number of days in the related calculation period as provided in the Cap Agreement, and the denominator of which is 360.

------------------------------------------------------------------------------------------------------------------------------------
                                    Cap                                           Cap                                          Cap
          Notional   Cap Strike   Ceiling             Notional      Cap Strike  Ceiling             Notional    Cap Strike   Ceiling
Period   Balance ($)     (%)        (%)     Period   Balance ($)      (%)         (%)    Period   Balance ($)       (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
   1        N/A          N/A        N/A       28    188,994,308.45   5.677276  10.500000   55   154,910,954.08   5.165132  10.500000
   2        N/A          N/A        N/A       29    189,787,853.52   5.620789  10.500000   56   153,110,669.99    6049617  10.500000
   3        N/A          N/A        N/A       30    190,356,981.55   5.839123  10.500000   57   151,290,320.41   6.274689  10.500000
   4        N/A          N/A        N/A       31    190,716,001.37   5.523707  10.500000   58   149,454,382.31   6.404846  10.500000
   5        N/A          N/A        N/A       32    190,878,682.39   5.771295  10.500000   59   147,605,533.66   7.690789  10.500000
   6        N/A          N/A        N/A       33    190,857,946.98   5.506995  10.500000   60   145,745,924.22   9.381210  10.500000
   7    84,211,347.19  10.234573   10.500000  34    190,666,022.82   5.474969  10.500000   61   143,878,566.30   9.841385  10.500000
   8    94,970,026.35   9.794903   10.500000  35    190,314,006.01   6.352852  10.500000   62    53,534,426.30   5.785901  10.500000
   9   104,926,268.89   8.831452   10.500000  36    189,812,893.17   5.524588  10.500000   63    52,829,927.66    7067201  10.500000
  10   114,124,531.14   8.359946   10.500000  37    189,173,440.61   5.758019  10.500000   64    52,124,678.97   5.719559  10.500000
  11   122,606,991.45   8.641644   10.500000  38    178,788,989.37   5.071945  10.500000   65    51,419,361.84   5.686868  10.500000
  12   130,413,664.27   7.667671   10.500000  39    177,969,095.87   5.329262  10.500000   66    50,714,612.85   6.972084  10.500000
  13   137,582,507.85   7.709376   10.500000  40    177,043,668.95   5.017097  10.500000   67    50,011,026.00   5.676930  10.500000
  14   144,149,527.35   7.180870   10.500000  41    176,020,523.21   4.994027  10.500000   68    49,309,154.92   7.173383  10.500000
  15   150,148,872.49   7.280823   10.500000  42    174,907,043.78   5.289929  10.500000   69    48,609,515.09    6054291  10.500000
  16   155,612,930.37   6.817079   10.500000  43    173,710,208.14   4.959070  10.500000   70    47,912,585.85    6089601  10.500000
  17   160,572,413.72   6.673156   10.500000  44    172,436,606.82   5.228895  10.500000   71    47,218,812.56  10.382402  10.500000
  18   165,056,459.77   6.822528   10.500000  45    171,092,463.13   4.914809  10.500000   72    46,528,608.10    6028453  10.500000
  19   169,092,665.83   6.417693   10.500000  46    169,683,651.84   4.888188  10.500000   73    45,842,354.96   7.348009  10.500000
  20   172,707,208.34   6.587116   10.500000  47    168,215,716.92   5.845691  10.500000   74    45,160,406.75   5.979689  10.500000
  21   175,924,900.88   6.207709   10.500000  48    166,693,888.60   4.878019  10.500000   75    44,483,089.86   7.305346  10.500000
  22   178,769,262.39   6.115649   10.500000  49    165,123,099.34   5.149703  10.500000   76    43,810,704.90   5.920273  10.500000
  23   181,262,582.45   6.914685   10.500000  50    163,507,999.11   4.817837  10.500000   77    43,143,528.24   5.908247  10.500000
  24   183,425,983.33   5.953334   10.500000  51    161,852,886.23   5.095960  10.500000   78    42,481,813.22   7.316378  10.500000
  25   185,279,477.69   6.152040   10.500000  52    160,161,973.47   4.784414  10.500000   79    41,825,641.26   6.938138  10.500000
  26   186,672,165.26   5.803283   10.500000  53    158,439,040.57   4.881463  10.500000   80    41,174,329.84  10.089759  10.500000
  27   187,961,109.66   6.009718   10.500000  54    156,687,615.70   5.242904  10.500000   81    40,528,847.21  10.453983  10.500000
------------------------------------------------------------------------------------------------------------------------------------



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 25 of 43
--------------------------------------------------------------------------------


                              Group 1 Excess Spread
                              ---------------------

---------------------------------------------------------------------------------------------------------------
                 Excess Spread Under      Excess Spread Under               Excess Spread       Excess Spread
                       STATIC                   FORWARD                      Under STATIC       Under FORWARD
    Period         LIBOR (%)(1,2)           LIBOR (%) (1,3)       Period    LIBOR (%)(1,2)      LIBOR (%) (1,3)
---------------------------------------------------------------------------------------------------------------

        1               1.65                    1.65               49            0.59                 0.91
        2               0.38                    0.41               50            0.42                 0.77
        3               0.56                    0.60               51            0.59                 0.90
        4               0.38                    0.45               52            0.42                 0.76
        5               0.38                    0.47               53            0.43                 0.76
        6               0.56                    0.68               54            0.61                 0.90
        7               0.38                    0.55               55            0.45                 0.75
        8               0.55                    0.78               56            0.67                 0.93
        9               0.37                    0.68               57            0.56                 0.83
        10              0.37                    0.76               58            0.58                 0.85
        11              0.73                    0.88               59            1.03                 1.21
        12              0.37                    0.81               60            1.10                 1.29
        13              0.55                    0.87               61            1.29                 1.45
        14              0.37                    0.84               62            1.11                 1.28
        15              0.54                    0.91               63            1.29                 1.45
        16              0.36                    0.87               64            1.12                 1.28
        17              0.36                    0.88               65            1.12                 1.28
        18              0.54                    0.95               66            1.31                 1.46
        19              0.36                    0.89               67            1.13                 1.28
        20              0.54                    0.96               68            1.31                 1.46
        21              0.36                    0.90               69            1.14                 1.29
        22              0.36                    0.90               70            1.14                 1.29
        23              0.83                    1.11               71            1.68                 1.79
        24              0.35                    0.90               72            1.15                 1.31
        25              0.53                    0.97               73            1.34                 1.48
        26              0.35                    0.89               74            1.16                 1.30
        27              0.52                    0.97               75            1.35                 1.47
        28              0.35                    0.88               76            1.17                 1.30
        29              0.35                    0.88               77            1.18                 1.30
        30              0.53                    0.96               78            1.36                 1.48
        31              0.35                    0.86               79            1.21                 1.34
        32              0.53                    0.94               80            1.46                 1.59
        33              0.37                    0.86               81            1.36                 1.49
        34              0.37                    0.86               82            1.39                 1.52
        35              0.87                    1.15               83            1.95                 2.06
        36              0.43                    0.89               84            1.49                 1.63
        37              0.60                    0.98               85            1.68                 1.81
        38              0.42                    0.86               86            1.51                 1.64
        39              0.59                    0.96               87            1.69                 1.81
        40              0.42                    0.85               88            1.52                 1.64
        41              0.42                    0.85               89            1.53                 1.64
        42              0.60                    0.95               90            1.72                 1.83
        43              0.42                    0.82               91            1.54                 1.66
        44              0.59                    0.93               92            1.73                 1.85
        45              0.42                    0.81               93            1.56                 1.69
        46              0.42                    0.81               94            1.57                 1.69
        47              0.92                    1.16               95            2.11                 2.24
        48              0.42                    0.80               96            1.58                 1.72
---------------------------------------------------------------------------------------------------------------

(1) Assumes the cashflows are run to the Optional Termination at a prepayment speed of 25% CPR.
(2)  Assumes 1 month LIBOR stays at 5.350%.
(3) The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at 25% CPR.

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 26 of 43
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        Group 1 Available Funds Schedules for the Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                                  Assumptions to Optional Termination
------------------------------------------------------------------------------------------------------------------------------------
                Effective Net WAC                        Effective Net WAC                              Effective Net WAC
     Period           (1) (%)             Period               (1)(%)                 Period                  (1)(%)
------------------------------------------------------------------------------------------------------------------------------------
       1               10.50                 33                 10.50                    65                   10.50
       2               10.50                 34                 10.50                    66                   10.50
       3               10.50                 35                 10.50                    67                   10.50
       4               10.50                 36                 10.50                    68                   10.50
       5               10.50                 37                 10.50                    69                   10.50
       6               10.50                 38                 10.50                    70                   10.50
       7               10.50                 39                 10.50                    71                   10.50
       8               10.50                 40                 10.50                    72                   10.50
       9               10.50                 41                 10.50                    73                   10.50
       10              10.50                 42                 10.50                    74                   10.50
       11              10.50                 43                 10.50                    75                   10.50
       12              10.50                 44                 10.50                    76                   10.50
       13              10.50                 45                 10.50                    77                   10.50
       14              10.50                 46                 10.50                    78                   10.50
       15              10.50                 47                 10.50                    79                   10.50
       16              10.50                 48                 10.50                    80                   10.50
       17              10.50                 49                 10.50                    81                   10.50
       18              10.50                 50                 10.50                    82                   10.50
       19              10.50                 51                 10.50                    83                   10.50
       20              10.50                 52                 10.50                    84                   10.50
       21              10.50                 53                 10.50                    85                   10.50
       22              10.50                 54                 10.50                    86                   10.50
       23              10.50                 55                 10.50                    87                   10.50
       24              10.50                 56                 10.50                    88                   10.50
       25              10.50                 57                 10.50                    89                   10.50
       26              10.50                 58                 10.50                    90                   10.50
       27              10.50                 59                 10.50                    91                   10.50
       28              10.50                 60                 10.50                    92                   10.50
       29              10.50                 61                 10.50                    93                   10.50
       30              10.50                 62                 10.50                    94                   10.50
       31              10.50                 63                 10.50                    95                   10.50
       32              10.50                 64                 10.50                    96                   10.50
------------------------------------------------------------------------------------------------------------------------------------

(1)  Assumes  1  month  LIBOR,   6  month  LIBOR  and  1  year  LIBOR   increase
     instantaneously to 20.00% and the cashflows are run to the Optional Termination at a prepayment speed of 25% CPR.

________________________________________________________________________________
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
Luminent Mortgage Trust 2007-2
Page 27 of 43
--------------------------------------------------------------------------------


                                 Forward Curves
                                 --------------

-------------------------------------------------------------------------------------------
             FWD 1       FWD 6       FWD 1                  FWD 1       FWD 6       FWD 1
             Month       Month        Year                  Month       Month        Year
             LIBOR       LIBOR       LIBOR                  LIBOR       LIBOR       LIBOR
   Period     (%)         (%)         (%)        Period      (%)         (%)         (%)
-------------------------------------------------------------------------------------------
      1        5.35000    5.35000    5.27000       49      4.95515     5.03552      5.12840
      2        5.32456    5.32104    5.21680       50      4.96755     5.04610      5.13799
      3        5.30569    5.28481    5.16319       51      4.97871     5.05605      5.14720
      4        5.28567    5.23945    5.10780       52      4.98871     5.06544      5.15613
      5        5.25985    5.18371    5.05141       53      4.99840     5.07438      5.16486
      6        5.22360    5.11905    4.99511       54      5.00796     5.08294      5.17342
      7        5.17359    5.04900    4.94042       55      5.01729     5.09123      5.18182
      8        5.11195    4.97819    4.88916       56      5.02599     5.09934      5.19009
      9        5.03948    4.90994    4.84297       57      5.03391     5.10736      5.19828
      10       4.95843    4.84731    4.80340       58      5.04121     5.11538      5.20646
      11       4.88014    4.79306    4.77176       59      5.04871     5.12346      5.21469
      12       4.81211    4.74787    4.74780       60      5.05664     5.13158      5.22294
      13       4.75751    4.71118    4.73044       61      5.06492     5.13967      5.23119
      14       4.71086    4.68191    4.71831       62      5.07308     5.14768      5.23940
      15       4.67126    4.65992    4.71098       63      5.08100     5.15563      5.24757
      16       4.63940    4.64527    4.70819       64      5.08870     5.16355      5.25574
      17       4.61437    4.63769    4.70962       65      5.09641     5.17150      5.26392
      18       4.59622    4.63606    4.71494       66      5.10415     5.17947      5.27209
      19       4.58529    4.63883    4.72376       67      5.11194     5.18745      5.28027
      20       4.58150    4.64441    4.73557       68      5.11974     5.19544      5.28843
      21       4.58504    4.65207    4.74941       69      5.12755     5.20343      5.29658
      22       4.59479    4.66127    4.76414       70      5.13537     5.21142      5.30470
      23       4.60480    4.67165    4.77878       71      5.14319     5.21940      5.31280
      24       4.61253    4.68367    4.79349       72      5.15102     5.22737      5.32086
      25       4.61814    4.69813    4.80883       73      5.15885     5.23532      5.32889
      26       4.62655    4.71562    4.82528       74      5.16667     5.24323      5.33687
      27       4.63919    4.73501    4.84250       75      5.17446     5.25111      5.34481
      28       4.65588    4.75458    4.85991       76      5.18223     5.25895      5.35269
      29       4.67550    4.77280    4.87697       77      5.18997     5.26674      5.36050
      30       4.69764    4.78952    4.89358       78      5.19766     5.27449      5.36826
      31       4.72101    4.80501    4.90973       79      5.20531     5.28218      5.37594
      32       4.74061    4.81964    4.92545       80      5.21291     5.28982      5.38355
      33       4.75432    4.83388    4.94071       81      5.22047     5.29739      5.39109
      34       4.76303    4.84829    4.95551       82      5.22797     5.30490      5.39856
      35       4.77381    4.86339    4.96986       83      5.23542     5.31233      5.40595
      36       4.78875    4.87910    4.98376       84      5.24281     5.31969      5.41326
      37       4.80707    4.89514    4.99716       85      5.25013     5.32696      5.42050
      38       4.82433    4.91119    5.01008       86      5.25737     5.33415      5.42766
      39       4.83907    4.92673    5.02257       87      5.26453     5.34126      5.43473
      40       4.85181    4.94120    5.03475       88      5.27160     5.34829      5.44173
      41       4.86612    4.95410    5.04669       89      5.27858     5.35525      5.44863
      42       4.88305    4.96551    5.05823       90      5.28549     5.36214      5.45545
      43       4.90141    4.97563    5.06913       91      5.29232     5.36896      5.46218
      44       4.91571    4.98478    5.07924       92      5.29909     5.37570      5.46881
      45       4.92409    4.99360    5.08886       93      5.30579     5.38237      5.47535
      46       4.92768    5.00289    5.09845       94      5.31243     5.38895      5.48180
      47       4.93316    5.01328    5.10836       95      5.31900     5.39544      5.48815
      48       4.94252    5.02438    5.11844       96      5.32549     5.40182      5.49441
-------------------------------------------------------------------------------------------



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                                      CITI

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Page 28 of 43
--------------------------------------------------------------------------------


                                          Group I Sensitivity Analysis - To Call

Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-A-l
Avg. Life(yrs)         2.68        1.75        1.28        1.00         0.81        0.68         0.50           0.38
MDur                   2.40        1.62        1.21        0.95         0.78        0.65         0.48           0.37
Prin. Begin Period      1            1           1          1            1            1            1              1
Prin. End Period        71          47          34          27           22          18           13             10



Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-A-2
Avg. Life(yrs)        12.52        8.66        6.42        4.99         4.02        3.31         2.33           1.71
MDur                   8.59        6.57        5.19        4.21         3.49        2.94         2.14           1.60
Prin. Begin Period      71          47          34          27           22          18           13             10
Prin. End Period       226          163         123         96           78          65           47             35



Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-A-3
Avg. Life(yrs)         8.77        5.76        4.21        3.26         2.60        2.12         1.54           1.16
MDur                   6.79        4.84        3.69        2.94         2.39        1.98         1.46           1.11
Prin. Begin Period      71          47          34          27           22          18           13             10
Prin. End Period       146          99          72          56           45          35           26             19



Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-A-4
Avg. Life(yrs)        16.47        11.70       8.73        6.80         5.51        4.56         3.17           2.29
MDur                  10.48        8.38        6.76        5.54         4.65        3.96         2.85           2.12
Prin. Begin Period     146          99          72          56           45          35           26             19
Prin. End Period       226          163         123         96           78          65           47             35



Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-A-5
Avg. Life(yrs)         7.69        5.26        3.89        3.03         2.44        2.02         1.43           1.05
MDur                   5.54        4.13        3.23        2.61         2.16        1.82         1.32           1.00
Prin. Begin Period      1            1           1          1            1            1            1              1
Prin. End Period       226          163         123         96           78          65           47             35



Percent of CPR        10.00%      15.00%      20.00%      25.00%       30.00%      35.00%       45.00%         55.00%
Class I-B-l
Avg. Life(yrs)        13.01        9.01        6.68        5.25         4.43        3.93         3.50           2.90
MDur                   8.73        6.72        5.33        4.39         3.81        3.44         3.12           2.63
Prin. Begin Period      79          52          38          37           38          38           39             35
Prin. End Period       226          163         123         96           78          65           47             35

________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 29 of 43
--------------------------------------------------------------------------------


                          Group I Sensitivity Analysis - To Call

Percent of CPR             10.00%     15.00%     20.00%    25.00%      30.00%    35.00%     45.00%    55.00%
Class I-B-2
Avg. Life(yrs)             13.00       9.00       6.68      5.25        4.40      3.89       3.39      2.90
MDur                        8.32       6.48       5.18      4.28        3.71      3.36       2.99      2.60
Prin. Begin Period           79         52         38        37          37        38         39        35
Prin. End Period            226         163        123       96          78        65         47        35



Percent of CPR             10.00%     15.00%     20.00%    25.00%      30.00%    35.00%     45.00%    55.00%
Class I-B-3
Avg. Life(yrs)             12.75       8.80       6.52      5.12        4.29      3.78       3.28      2.90
MDur                        7.64       6.03       4.86      4.05        3.52      3.18       2.82      2.54
Prin. Begin Period           79         52         38        37          37        37         38        35
Prin. End Period            221         159        120       94          76        63         45        35



Percent of CPR             10.00%     15.00%     20.00%    25.00%      30.00%    35.00%     45.00%    55.00%
Class I-B-4
Avg. Life(yrs)             11.63       7.92       5.81      4.57        3.84      3.40       3.12      2.90
MDur                        7.31       5.66       4.49      3.72        3.22      2.91       2.70      2.54
Prin. Begin Period           79         52         38        37          37        37         37        35
Prin. End Period            202         144        108       84          68        56         41        35


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 30 of 43
--------------------------------------------------------------------------------


                                           Group I Sensitivity Analysis - To Maturity

Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-A-l
Avg. Life(yrs)          2.68        1.75        1.28         1.00        0.81        0.68        0.50           0.38
MDur                    2.40        1.62        1.21         0.95        0.78        0.65        0.48           0.37
Prin. Begin Period        1          1            1           1            1          1            1              1
Prin. End Period         71          47          34           27          22          18          13             10



Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-A-2
Avg. Life(yrs)          13.28       9.42        7.06         5.53        4.46        3.68        2.60           1.87
MDur                    8.81        6.86        5.50         4.51        3.77        3.19        2.34           1.72
Prin. Begin Period       71          47          34           27          22          18          13             10
Prin. End Period         344        310          258         211          174        146          107            80



Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-A-3
Avg. Life(yrs)          8.77        5.76        4.21         3.26        2.60        2.12        1.54           1.16
MDur                    6.79        4.84        3.69         2.94        2.39        1.98        1.46           1.11
Prin. Begin Period       71          47          34           27          22          18          13             10
Prin. End Period         146         99          72           56          45          35          26             19



Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-A-4
Avg. Life(yrs)          18.03      13.26        10.05        7.91        6.42        5.32        3.71           2.61
MDur                    10.93       8.98        7.38         6.16        5.21        4.46        3.26           2.37
Prin. Begin Period       146         99          72           56          45          35          26             19
Prin. End Period         344        310          258         211          174        146          107            80



Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-A-5
Avg. Life(yrs)          8.07        5.65        4.22         3.30        2.67        2.20        1.56           1.13
MDur                    5.66        4.29        3.39         2.76        2.30        1.94        1.42           1.06
Prin. Begin Period        1          1            1           1            1          1            1              1
Prin. End Period         344        310          258         211          174        146          107            80



Percent of CPR         10.00%      15.00%      20.00%       25.00%      30.00%      35.00%      45.00%         55.00%
Class I-B-l
Avg. Life(yrs)          13.45       9.41        7.01         5.53        4.65        4.10        3.62           3.69
MDur                    8.86        6.89        5.50         4.55        3.95        3.57        3.22           3.28
Prin. Begin Period       79          52          38           37          38          38          39             42
Prin. End Period         274        207          159         126          103         85          62             48



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 31 of 43
--------------------------------------------------------------------------------


                                           Group I Sensitivity Analysis - To Maturity

Percent of CPR           10.00%     15.00%       20.00%       25.00%      30.00%      35.00%     45.00%         55.00%
Class I-B-2
Avg. Life(yrs)            13.11      9.10         6.76         5.32        4.45        3.93       3.42           3.38
MDur                      8.35       6.52         5.22         4.32        3.74        3.38       3.01           2.98
Prin. Begin Period         79         52           38           37          37          38         39             40
Prin. End Period           243       178          135          107          86          71         52             42



Percent of CPR           10.00%     15.00%       20.00%       25.00%      30.00%      35.00%     45.00%         55.00%
Class I-B-3
Avg. Life(yrs)            12.75      8.80         6.52         5.12        4.29        3.78       3.28           3.27
MDur                      7.64       6.03         4.86         4.05        3.52        3.18       2.82           2.82
Prin. Begin Period         79         52           38           37          37          37         38             39
Prin. End Period           221       159          120           94          76          63         45             40



Percent of CPR           10.00%     15.00%       20.00%       25.00%      30.00%      35.00%     45.00%         55.00%
Class I-B-4
Avg. Life(yrs)            11.63      7.92         5.81         4.57        3.84        3.40       3.12           3.14
MDur                      7.31       5.66         4.49         3.72        3.22        2.91       2.70           2.72
Prin. Begin Period         79         52           38           37          37          37         37             37
Prin. End Period           202       144          108           84          68          56         41             39





________________________________________________________________________________
                                      CITI

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Page 32 of 43
--------------------------------------------------------------------------------


Exhibit IV Collateral Tables
----------------------------

                             Group I Mortgage Loans
                             ----------------------

                                                                                               Minimum              Maximum
                                                                                               -------              -------

Scheduled Principal Balance                       $545,439,581                                 $35,493           $1,600,000
Average Scheduled Principal Balance                   $304,375
Number of Mortgage Loans                                 1,792

Weighted Average Gross Coupon                           6.638%                                  5.125%               8.990%
Weighted Average FICO Score                                729                                     620                  819
Weighted Average Original LTV                           79.01%                                  15.87%              100.00%
Weighted Average Fully Combined LTV                     85.57%                                  15.87%              100.00%
Weighted Average Effective LTV(1)                       66.18%                                  15.87%               80.00%

Weighted Average Original Term                      360 months                              360 months           360 months
Weighted Average Stated Remaining Term              357 months                              339 months           360 months
Weighted Average Seasoning                            3 months                                0 months            21 months

Weighted Average Gross Margin                           2.450%                                  2.250%               4.875%
Weighted Average Minimum Interest Rate                  2.457%                                  2.250%               6.875%
Weighted Average Maximum Interest Rate                 12.087%                                 10.375%              14.990%
Weighted Average Initial Rate Cap                       4.937%                                  2.000%               6.250%
Weighted Average Subsequent Rate Cap                    1.837%                                  1.000%               6.250%
Weighted Average Months to Roll                      67 months                              16  months           117 months

Maturity Date                                       12/27/2036      First Lien                                      100.00%
Maximum Zip Code Concentration               0.82% (ZIP 33569)

ARM                                                    100.00%      Full Documentation                               32.06%
                                                                    Alternative Documentation                         1.16%
HYBRID 2 YRS FIXED LIBOR6M                               0.08%      Reduced Documentation                             2.29%
HYBRID 3 YRS FIXED LIBOR1Y                               0.05%      SIVA                                             50.00%
HYBRID 3 YRS FIXED IO LIBOR1Y                            1.55%      SISA                                              2.68%
HYBRID 3 YRS FIXED LIBOR6M                               0.12%      No Ratio                                          6.20%
HYBRID 3 YRS FIXED IO LIBOR6M                            2.87%      No Documentation                                  5.60%
HYBRID 5 YRS FIXED LIBOR1Y                               0.49%
HYBRID 5 YRS FIXED IO LIBOR1Y                           26.41%      Cash Out Refinance                               20.96%
HYBRID 5 YRS FIXED LIBOR6M                               2.32%      Purchase                                         59.55%
HYBRID 5 YRS FIXED IO LIBOR6M                           30.22%      Rate/Term Refinance                              18.82%
HYBRID 7 YRS FIXED IO LIBOR1Y                           19.62%      Construction                                      0.67%
HYBRID 7 YRS FIXED LIBOR6M                               0.31%
HYBRID 7 YRS FIXED IO LIBOR6M                            9.67%      Single Family                                    44.49%
HYBRID 10 YRS FIXED LIBOR1Y                              0.08%      PUD                                              37.74%
HYBRID 10 YRS FIXED IO LIBOR1Y                           6.19%      Condominium                                      15.47%
                                                                    2 to 4 Units                                      1.86%
Interest Only                                           96.54%      Townhouse                                         0.35%
Not Interest Only                                        3.46%      Coop                                              0.09%

Prepay Penalty:  N/A                                    98.01%      Investor                                         14.01%
Prepay Penalty:  6 months                                0.03%      Primary                                          75.30%
Prepay Penalty:  7 months                                0.03%      Second Home                                      10.70%
Prepay Penalty: 12 months                                0.45%
Prepay Penalty: 24 months                                0.41%      Top 5 States:
Prepay Penalty: 36 months                                0.90%      Florida                                          30.74%
Prepay Penalty: 60 months                                0.16%      California                                       20.38%
                                                                    Georgia                                          13.11%
                                                                    Washington                                        4.69%
                                                                    North Carolina                                    4.54%

+
(1) Effective LTV = (Principal Balance at Origination + Senior Lien Balances (as applicable)) / property value* (1-MI coverage)%



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 33 of 43
--------------------------------------------------------------------------------


                                                                                              Weighted
                                                                              Weighted  Average Stated      Weighted
                                 # of   Current Principal   Pct by Curr  Average Gross  Remaining Term    Average Orig      Weighted
Current Principal Balance ($)    Loans        Balance ($)  Prin Bal (%)     Coupon (%)        (months)         LTV (%)  Average FICO
------------------------------------------------------------------------------------------------------------------------------------
35,493.39 - 50,000.00               4        171,504.07       0.03           7.771              356           63.68            667
50,000.01 - 75,000.00              16      1,036,111.42       0.19           7.332              356           73.71            730
75,000.01 - 100,000.00             73      6,643,607.02       1.22           7.116              356           78.10            740
100,000.01 - 125,000.00           137     15,617,716.91       2.86           6.995              356           79.88            737
125,000.01 - 150,000.00           153     21,073,746.98       3.86           6.956              356           85.42            730
150,000.01 - 175,000.00           154     24,896,296.74       4.56           6.930              356           83.72            724
175,000.01 - 200,000.00           153     28,698,759.19       5.26           6.900              356           84.73            728
200,000.01 - 225,000.00           128     27,352,036.15       5.01           6.748              357           84.02            726
225,000.01 - 250,000.00           120     28,475,434.27       5.22           6.781              356           82.17            726
250,000.01 - 275,000.00           103     27,049,021.77       4.96           6.913              357           85.70            723
275,000.01 - 300,000.00            93     26,854,389.93       4.92           6.600              357           80.08            729
300,000.01 - 333,700.00            95     29,973,855.96       5.50           6.562              357           82.07            730
333,700.01 - 350,000.00            42     14,436,311.99       2.65           6.545              357           78.95            721
350,000.01 - 400,000.00            88     33,177,209.20       6.08           6.671              357           81.20            718
400,000.01 - 500,000.00           169     76,570,594.99      14.04           6.545              357           79.46            731
500,000.01 - 600,000.00           118     64,631,233.88      11.85           6.428              357           78.42            731
600,000.01 - 700,000.00            64     41,463,515.67       7.60           6.418              357           72.30            737
700,000.01 - 800,000.00            31     23,578,478.57       4.32           6.372              358           71.44            733
800,000.01 - 900,000.00            10      8,654,563.79       1.59           6.571              358           73.16            736
900,000.01 - 1,000,000.00          24     23,063,863.53       4.23           6.590              357           68.70            744
1,000,000.01 - 1,500,000.00        16     20,421,329.14       3.74           6.452              357           67.04            714
1,500,000.01 - 1,600,000.00         1      1,600,000.00       0.29           6.500              356           64.13            802
------------------------------------------------------------------------------------------------------------------------------------
Total                           1,792    545,439,581.17     100.00           6.638              357           79.01            729


                                                                                              Weighted
                                                                              Weighted  Average Stated        Weighted
                                 # of   Current Principal   Pct by Curr  Average Gross  Remaining Term    Average Orig      Weighted
Current Gross Rate (%)          Loans         Balance ($)  Prin Bal (%)     Coupon (%)        (months)         LTV (%)  Average FICO
------------------------------------------------------------------------------------------------------------------------------------
5.125 - 5.249                      2          975,358.21       0.18           5.125            355           76.94            731
5.250 - 5.499                      9        3,775,966.51       0.69           5.363            358           76.77            708
5.500 - 5.749                     25        9,499,610.04       1.74           5.552            355           77.28            738
5.750 - 5.999                    114       42,861,348.14       7.86           5.833            358           75.11            740
6.000 - 6.249                    141       54,726,256.75      10.03           6.053            357           72.75            743
6.250 - 6.499                    253       97,274,312.40      17.83           6.325            357           76.15            731
6.500 - 6.749                    306       99,693,489.31      18.28           6.550            357           78.28            732
6.750 - 6.999                    320       93,133,100.14      17.07           6.823            357           81.25            726
7.000 - 7.249                    216       56,766,285.56      10.41           7.054            356           82.68            725
7.250 - 7.499                    186       40,437,214.37       7.41           7.301            356           86.26            723
7.500 - 7.749                     94       21,154,509.17       3.88           7.546            356           85.44            713
7.750 - 7.999                     55       10,842,786.85       1.99           7.808            356           83.06            718
8.000 - 8.249                     30        5,407,893.71       0.99           8.073            356           78.30            700
8.250 - 8.499                     33        7,511,051.24       1.38           8.301            355           78.15            708
8.500 - 8.749                      6          767,600.00       0.14           8.500            355           82.68            722
8.750 - 8.990                      2          612,798.77       0.11           8.907            352           87.17            738
------------------------------------------------------------------------------------------------------------------------------------
Total                          1,792      545,439,581.17     100.00           6.638            357           79.01            729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 34 of 43
--------------------------------------------------------------------------------


                                                                                              Weighted
                                                                              Weighted  Average Stated        Weighted
                                 # of   Current Principal   Pct by Curr  Average Gross  Remaining Term    Average Orig      Weighted
FICO                            Loans         Balance ($)  Prin Bal (%)     Coupon (%)        (months)         LTV (%)  Average FICO
------------------------------------------------------------------------------------------------------------------------------------
N/A                               3         1,267,200.00        0.23           6.545           356           70.68            N/A
620 - 620                         1            53,999.97        0.01           7.375           353           89.85            620
621 - 640                        18         5,939,103.58        1.09           6.942           356          75.4 7            631
641 - 660                        67        19,518,734.98        3.58           6.820           356           77.80            652
661 - 680                       139        41,136,002.41        7.54           6.683           357           78.99            672
681 - 700                       305        95,309,051.65       17.47           6.735           357           80.89            690
701 - 750                       657       193,580,146.06       35.49           6.653           357           80.23            725
751 - 800                       530       164,816,265.03       30.22           6.565           357           77.60            773
801-819                          72        23,819,077.49        4.37           6.344           357           73.71            806
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792       545,439,581.17      100.00           6.638           357           79.01            729


                                                                                               Weighted
                                                                              Weighted   Average Stated      Weighted
                                        Current Principal   Pct by Curr  Average Gross   Remaining Term  Average Orig       Weighted
Original LTV (%)          # of Loans          Balance ($)  Prin Bal (%)     Coupon (%)         (months)       LTV (%)   Average FICO
------------------------------------------------------------------------------------------------------------------------------------
15.87 - 20.00                   1              100,000.00          0.02           7.875            359        15.87            791
25.01 - 30.00                   4            1,535,843.39          0.28           6.813            356        26.32            758
30.01 - 35.00                   7            2,964,700.08          0.54           6.311            358        33.16            756
35.01 - 40.00                  11            2,460,427.67          0.45           6.255            357        38.11            759
40.01 - 45.00                   8            3,110,320.00          0.57           6.873            358        43.79            727
45.01 - 50.00                  16            7,533,291.38          1.38           6.295            357        48.28            765
50.01 - 55.00                  16            4,459,864.80          0.82           6.374            357        52.68            756
55.01 - 60.00                  45           17,741,571.37          3.25           6.404            358        58.41            743
60.01 - 65.00                  44           19,837,988.60          3.64           6.681            357        62.98            740
65.01 - 70.00                  80           35,374,744.50          6.49           6.624            357        68.31            725
70.01 - 75.00                 154           61,217,906.43         11.22           6.480            357        74.08            718
75.01 - 80.00                 948         281,991,4 73.18         51.70           6.575            357        79.70            730
80.01 - 85.00                  11            2,918,813.89          0.54           6.978            357        84.33            688
85.01 - 90.00                  66           16,981,913.92          3.11           6.860            356        89.64            725
90.01 - 95.00                  49           12,209,055.33          2.24           6.825            357        94.48            716
95.01 - 100.00                332           75,001,666.63         13.75           7.023            355        99.91            729
Total                       1,792          545,439,581.17        100.00           6.638            357        79.01            729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 35 of 43
--------------------------------------------------------------------------------


                                                                                               Weighted
                                                                              Weighted   Average Stated      Weighted
Combined Original LTV                   Current Principal   Pct by Curr  Average Gross   Remaining Term  Average Orig       Weighted
with Silent 2nds (%)      # of Loans          Balance ($)  Prin Bal (%)     Coupon (%)         (months)       LTV (%)   Average FICO
------------------------------------------------------------------------------------------------------------------------------------
15.87 - 20.00                  1              100,000.00       0.02           7.875              359           15.87            791
20.01 - 30.00                  4            1,535,843.39       0.28           6.813              356           26.32            758
30.01 - 40.00                 16            4,738,260.10       0.87           6.307              357           35.20            758
40.01 - 50.00                 24            9,793,479.03       1.80           6.514              358           46.54            749
50.01 - 60.00                 57           19,962,936.17       3.66           6.437              358           56.64            747
60.01 - 70.00                 98         44,4 75,777. 73       8.15           6.529              357           66.07            733
70.01 - 75.00                 98           38,263,500.75       7.02           6.476              357           72.75            719
75.01 - 80.00                319          102,531,425.70      18.80           6.558              357           78.48            735
80.01 - 85.00                 33           13,509,817.46       2.48           6.472              357           77.45            725
85.01 - 90.00                318           95,399,033.14      17.49           6.587              357           80.38            726
90.01 - 95.00                138           37,798,383.94       6.93           6.695              357           84.18            717
95.01 - 100.00               686          177,331,123.76      32.51           6.812              356           88.17            729
------------------------------------------------------------------------------------------------------------------------------------
Total                      1,792          545,439,581.17     100.00           6.638              357           79.01            729


                                                                                                Weighted
                                                                                Weighted  Average Stated      Weighted
                                          Current Principal   Pct by Curr  Average Gross  Remaining Term  Average Orig      Weighted
Effective Original LTV(1)(%)   # of Loans       Balance ($)  Prin Bal (%)     Coupon (%)        (months)       LTV (%)  Average FICO
------------------------------------------------------------------------------------------------------------------------------------
15.87 - 20.00                       1          100,000.00          0.02           7.875            359         15.87         791
20.01 - 30.00                       4        1,535,843.39          0.28           6.813            356         26.32         758
30.01 - 40.00                      18        5,425,127.75          0.99           6.285            358         35.41         757
40.01 - 50.00                      24       10,643,611.38          1.95           6.464            357         46.96         754
50.01 - 60.00                      62       22,295,831.74          4.09           6.398            358         57.44         746
60.01 - 70.00                   1,211      379,957,612.01         69.66           6.570            357         78.09         730
70.01 - 75.00                     436      110,963,790.99         20.34           6.876            356         92.35         726
75.01 - 80.00                      36       14,517,763.91          2.66           7.220            356         80.13         678
------------------------------------------------------------------------------------------------------------------------------------
Total                           1,792      545,439,581.17        100.00           6.638            357         79.01         729

(1) Effective LTV = (Principal Balance at Origination + Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Original Term (months)   # of Loans     Balance ($)    Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
----------------------------------------------------------------------------------------------------------------------------------

360                           1,792  545,439,581.17        100.00        6.638               357          79.01             729
----------------------------------------------------------------------------------------------------------------------------------
Total                         1,792  545,439,581.17        100.00        6.638               357          79.01             729
----------------------------------------------------------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
Stated                             Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Remaining Term (months) # of Loans     Balance ($)    Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
-----------------------------------------------------------------------------------------------------------------------------------

339-360                      1,792   545,439,581.17        100.00             6.638           357          79.01             729
-----------------------------------------------------------------------------------------------------------------------------------
Total                        1,792   545,439,581.17        100.00             6.638           357          79.01             729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 36 of 43
--------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                     Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Debt Ratio (%)          # of Loans         Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
-----------------------------------------------------------------------------------------------------------------------------------
 N/A                       244        65,219,119.49         11.96           6.908              357           75.83             730
 0.01 - 10.00               31         6,704,847.89          1.23           6.867              356           67.09             772
 10.01 - 20.00             150        35,950,990.83          6.59           6.681              356           80.74             739
 20.01 - 30.00             304        92,694,400.98         16.99           6.611              356           78.11             737
 30.01 - 40.00             552       181,903,550.34         33.35           6.586              357           79.30             726
 40.01 - 50.00             494       158,419,518.33         29.04           6.581              357           80.74             724
 50.01 - 60.00              14         3,459,583.31          0.63           6.738              356           80.00             729
 75.01 - 80.00               1           540,250.00          0.10           6.875              352           65.00             767
 85.01 - 88.19               2           547,320.00          0.10           6.669              355           55.03             748
-----------------------------------------------------------------------------------------------------------------------------------
Total                    1,792       545,439,581.17        100.00           6.638              357           79.01             729

                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
FRM/ARM                 # of Loans     Balance ($)    Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
----------------------------------------------------------------------------------------------------------------------------------
ARM                         1,792     545,439,581.17     100.00            6.638             357            79.01           729
----------------------------------------------------------------------------------------------------------------------------------
Total                       1,792     545,439,581.17     100.00            6.638             357            79.01           729

                                                                                                Weighted
                                                                               Weighted   Average Stated      Weighted
                                          Current Principal  Pct by Curr  Average Gross   Remaining Term  Average Orig      Weighted
Product                        # of Loans       Balance ($) Prin Bal (%)     Coupon (%)         (months)       LTV (%)  Average FICO
------------------------------------------------------------------------------------------------------------------------------------
HYBRID 2 YRS FIXED L1BOR6M            1          439,848.77        0.08          8.875             352          90.00           751
HYBRID 3 YRS FIXED L1BOR1Y            1          274,014.28        0.05          6.625             358          74.19           779
HYBRID 3 YRS FIXED 10 L1BOR1Y        23        8,433,151.09        1.55          6.425             357          73.45           735
HYBRID 3 YRS FIXED L1BOR6M            3          669,178.08        0.12          5.948             359          80.78           686
HYBRID 3 YRS FIXED 10 L1BOR6M        55       15,676,757.64        2.87          6.307             358          77.31           729
HYBRID 5 YRS FIXED L1BOR1Y            6        2,670,467.27        0.49          6.853             356          71.34           690
HYBRID 5 YRS FIXED 10 L1BOR1Y       439      144,063,343.14       26.41          6.557             356          78.43           732
HYBRID 5 YRS FIXED L1BOR6M           48       12,664,022.90        2.32          6.758             358          74.53           717
HYBRID 5 YRS FIXED 10 L1BOR6M       546      164,850,335.17       30.22          6.686             358          77.11           723
HYBRID 7 YRS FIXED 10 L1BOR1Y       356      107,003,800.23       19.62          6.645             355          84.37           737
HYBRID 7 YRS FIXED L1BOR6M            7        1,683,959.70        0.31          6.122             359          78.93           768
HYBRID 7 YRS FIXED 10 L1BOR6M       200       52,761,864.63        9.67          6.829             357          76.25           726
HYBRID 10 YRS FIXED L1BOR1Y           2          461,185.93        0.08          6.929             355          99.99           719
HYBRID 10 YRS FIXED 10 L1BOR1Y      105       33,787,652.34        6.19          6.590             355          82.12           738
-----------------------------------------------------------------------------------------------------------------------------------
Total                             1,792      545,439,581.17      100.00          6.638             357          79.01           729

                                                                                       Weighted
                                                                      Weighted   Average Stated      Weighted
                               Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Interest Only      # of Loans        Balance ($)    Prin Bal (%)    Coupon (%)         (months)       LTV (%)    Average FICO
----------------------------------------------------------------------------------------------------------------------------------
Interest Only          1,724     526,576,904.24         96.54          6.635               357         79.13             730
Not Interest Only         68      18,862,676.93          3.46          6.737               358         75.67             718
----------------------------------------------------------------------------------------------------------------------------------
Total                  1,792     545,439,581.17        100.00          6.638               357         79.01             729


________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 37 of 43
--------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
Prepayment Penalty                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Original Term (months)     # of Loans     Balance ($)    Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
-----------------------------------------------------------------------------------------------------------------------------------
Prepay Penalty:  N/A         1,753       534,602,379.54      98.01         6.624               357             79.05             730
Prepay Penalty:  6 months        1           172,950.00       0.03         8.990               352             79.98             706
Prepay Penalty:  7 months        1           161,476.54       0.03         6.875               352             80.00             768
Prepay Penalty: 12 months        9         2,451,902.55       0.45         7.284               353             78.81             686
Prepay Penalty: 24 months        8         2,235,548.76       0.41         7.540               352             81.29             708
Prepay Penalty: 36 months       18         4,928,573.78       0.90         7.214               353             74.93             679
Prepay Penalty: 60 months        2           886,750.00       0.16         7.307               352             70.03             738
------------------------------------------------------------------------------------------------------------------------------------
Total                        1,792       545,439,581.17     100.00         6.638               357             79.01             729

                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Lien                    # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
First Lien                   1,792     545,439,581.17        100.00          6.638               357         79.01             729
------------------------------------------------------------------------------------------------------------------------------------
Total                        1,792     545,439,581.17        100.00          6.638               357         79.01             729

                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Documentation Type      # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
Full Documentation            611    174,876,086.74         32.06             6.499            356          81.05             731
Alternative Documentation      26      6,321,796.28          1.16             6.467            359          79.01             740
Reduced Documentation          49     12,482,409.31          2.29             7.139            353          74.03             698
SIVA                          820    272,739,540.55         50.00             6.641            357          78.83             731
SISA                           45     14,641,989.21          2.68             6.672            357          75.60             702
No Ratio                      123     33,829,114.86          6.20             6.835            357          78.34             733
No Documentation              118     30,548,644.22          5.60             7.015            357          73.37             725
-----------------------------------------------------------------------------------------------------------------------------------
Total                       1,792    545,439,581.17        100.00             6.638            357          79.01             729

                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Loan Purpose            # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
Cash Out Refinance            349      114,342,615.38         20.96        6.546              357             72.83             725
Purchase                    1,184      324,810,401.15         59.55        6.727              357             83.40             731
Rate/Term Refinance           251      102,631,069.39         18.82        6.481              358             72.08             729
Construction                    8        3,655,495.25          0.67        6.076              347             76.83             750
------------------------------------------------------------------------------------------------------------------------------------
Total                       1,792      545,439,581.17        100.00        6.638              357             79.01             729





________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 38 of 43
--------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Property Type           # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
Single Family              751       242,666,675.79         44.49             6.637             357           76.83         727
PUD                        631       205,873,389.68         37.74             6.582             356           80.22         729
Condominium                366        84,375,966.44         15.47             6.754             357           83.05         734
2 to 4 Units                34        10,156,671.83          1.86             6.901             357           71.84         736
Townhouse                    8         1,902,077.58          0.35             6.459             355           84.73         738
Coop                         2           464,799.85          0.09             6.182             359           83.41         727
------------------------------------------------------------------------------------------------------------------------------------
Total                    1,792       545,439,581.17        100.00             6.638             357           79.01         729

                                                                                             Weighted
                                                                            Weighted   Average Stated      Weighted
                                     Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Occupancy Status         # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
Investor                        376    76,400,343.32         14.01             7.048           357          74.21             735
Primary                       1,197   410,689,786.98         75.30             6.538           357          78.96             727
Second Home                     219    58,349,450.87         10.70             6.806           356          85.68             738
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792   545,439,581.17        100.00             6.638           357          79.01             729




________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 39 of 43
--------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
State                   # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
Florida                    559       167,661,767.01      30.74           6.698              355           81.64             733
California                 235       111,179,401.32      20.38           6.555              358           72.54             730
Georgia                    318        71,510,556.48      13.11           6.737              355           84.65             721
Washington                  94        25,584,878.99       4.69           6.564              358           78.57             730
North Carolina             110        24,742,700.63       4.54           6.646              356           88.38             739
Arizona                     72        21,524,268.49       3.95           6.673              358           75.16             736
Virginia                    68        19,448,108.21       3.57           6.474              358           76.95             725
Illinois                    54        16,365,955.01       3.00           6.746              358           78.13             721
Maryland                    44        13,540,746.33       2.48           6.351              358           77.22             713
Nevada                      35        11,746,554.40       2.15           6.409              358           77.24             744
New Jersey                  24         7,274,940.40       1.33           6.700              359           75.64             724
Oregon                      19         6,594,883.07       1.21           6.982              358           75.79             699
Hawaii                      10         4,544,243.67       0.83           6.704              359           79.26             708
Texas                       11         4,377,434.94       0.80           6.443              358           71.26             760
South Carolina              16         4,087,426.25       0.75           6.396              356           82.39             725
Utah                        10         3,890,325.66       0.71           6.699              358           78.32             728
District of Columbia         9         3,210,655.67       0.59           6.457              358           80.64             703
Colorado                    11         3,059,474.00       0.56           6.493              358           71.48             719
Michigan                    12         2,593,820.25       0.48           6.703              357           70.84             714
Massachusetts               10         2,570,911.85       0.47           6.448              358           68.08             716
New York                     5         2,422,899.00       0.44           6.653              359           72.99             748
New Mexico                   4         2,235,664.79       0.41           6.503              357           66.09             745
Idaho                        8         2,215,821.48       0.41           6.332              358           78.00             773
Pennsylvania                 8         1,739,769.05       0.32           6.953              359           77.68             735
Alabama                      5         1,597,677.18       0.29           6.761              357           88.32             769
Minnesota                    5         1,221,034.83       0.22           6.790              359           79.00             742
Tennessee                    2         1,178,400.00       0.22           6.815              357           79.98             689
Missouri                     5         1,156,338.38       0.21           6.570              359           80.46             716
Rhode Island                 4           841,845.18       0.15           7.051              359           74.03             712
Vermont                      3           835,900.00       0.15           7.014              359           77.11             734
West Virginia                3           804,250.00       0.15           6.934              359           83.16             710
Montana                      3           624,471.00       0.11           7.238              359           75.37             681
Connecticut                  2           562,380.00       0.10           6.001              357           89.54             711
Wisconsin                    1           550,000.00       0.10           6.625              359           72.37             692
Kansas                       2           451,900.00       0.08           6.038              359           79.99             780
Ohio                         4           442,898.31       0.08           6.787              356           73.90             728
Mississippi                  2           298,739.82       0.05           6.649              358           84.38             716
Arkansas                     2           296,939.52       0.05           7.505              355           91.73             732
Indiana                      2           229,600.00       0.04           7.294              353           80.00             694
Delaware                     1           224,000.00       0.04           6.500              359           80.00             776
------------------------------------------------------------------------------------------------------------------------------------
Total                    1,792       545,439,581.17     100.00           6.638              357           79.01             729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 40 of 43
--------------------------------------------------------------------------------


                                                                                            Weighted
                                                                           Weighted   Average Stated      Weighted
                                    Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Gross Margin (%)        # of Loans        Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
2.250 - 2.500            1,130      335,798,387.95         61.56             6.665               356         80.38             731
2.501 - 3.000              659      208,610,748.31         38.25             6.588               359         76.78             728
3.001 - 3.500                2          590,596.14          0.11             7.444               353         77.59             630
4.501 - 4.875                1          439,848.77          0.08             8.875               352         90.00             751
------------------------------------------------------------------------------------------------------------------------------------
Total                    1,792      545,439,581.17        100.00             6.638               357         79.01             729

                                                                                              Weighted
                                                                             Weighted   Average Stated      Weighted
                                      Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Minimum Interest Rate (%)  # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
2.250 - 2.500                 1,123     333,414,889.02         61.13           6.656               356       80.39             731
2.501 - 3.000                   662     209,131,502.23         38.34           6.591               359       76.79             728
3.001 - 3.500                     5       2,110,371.14          0.39           8.074               354       78.48             699
4.501 - 5.000                     1         439,848.77          0.08           8.875               352       90.00             751
6.501 - 6.875                     1         342,970.01          0.06           6.875               354       77.78             642
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792     545,439,581.17        100.00           6.638               357       79.01             729

                                                                                              Weighted
                                                                             Weighted   Average Stated      Weighted
                                      Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig        Weighted
Maximum Interest Rate (%)  # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%)    Average FICO
------------------------------------------------------------------------------------------------------------------------------------
10.375 - 10.499                   2        1,123,000.00          0.21         5.375               359          67.06             725
10.500 - 10.999                  74       27,715,637.68          5.08         5.826               359          74.08             739
11.000 - 11.499                 224       84,318,806.75         15.46         6.177               359          73.53             738
11.500 - 11.999                 353      128,359,639.67         23.53         6.505               358          75.96             726
12.000 - 12.499                 399      129,764,419.83         23.79         6.604               356          76.57             725
12.500 - 12.999                 380       96,948,319.02         17.77         6.863               356          83.73             733
13.000 - 13.499                 276       60,753,859.16         11.14         7.375               355          89.00             725
13.500 - 13.999                  77       14,841,958.78          2.72         7.656               355          95.04             725
14.000 - 14.499                   5        1,001,141.51          0.18         8.097               354          92.23             671
14.500 - 14.990                   2          612,798.77          0.11         8.907               352          87.17             738
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792      545,439,581.17        100.00         6.638               357          79.01             729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 41 of 43
--------------------------------------------------------------------------------


                                                                                                 Weighted
                                                                                Weighted   Average Stated      Weighted
                                         Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig     Weighted
Initial Periodic Rate Cap (%) # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
2.000                                24      7,250,367.33          1.33         6.317                357          73.96     747
3.000                                41     14,386,582.96          2.64         6.261                358          77.49     728
5.000                             1,644    500,510,675.37         91.76         6.649                357          79.30     730
5.125                                11      2,502,350.22          0.46         6.875                355          78.64     708
5.250                                 9      2,370,995.06          0.43         6.750                355          79.77     686
5.375                                 7      2,334,550.00          0.43         6.625                356          79.55     716
5.500                                 5      1,706,343.22          0.31         6.500                356          62.42     765
5.625                                 7      2,168,036.06          0.40         6.375                356          78.80     690
5.750                                 2        836,150.00          0.15         6.250                356          86.38     685
5.875                                 2        400,250.49          0.07         6.125                355          66.11     720
6.000                                36      9,800,630.46          1.80         7.068                352          73.58     712
6.125                                 2        572,650.00          0.10         5.875                356          76.89     702
6.250                                 2        600,000.00          0.11         5.750                357          71.11     730
------------------------------------------------------------------------------------------------------------------------------------
Total                             1,792    545,439,581.17        100.00         6.638                357          79.01     729

                                                                                                Weighted
                                                                               Weighted   Average Stated     Weighted
Subsequent                              Current Principal   Pct by Curr   Average Gross   Remaining Term   Average Ori     Weighted
Periodic Rate Cap (%)      # of Loans         Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
1.000                           668      208,832,900.20         38.29             6.597            358         76.81      727
2.000                           944      299,176,398.62         54.85             6.599            356         80.76      733
5.000                           129       22,482,926.97          4.12             7.663            355         78.96      705
5.125                            11        2,502,350.22          0.46             6.875            355         78.64      708
5.250                             9        2,370,995.06          0.43             6.750            355         79.77      686
5.375                             7        2,334,550.00          0.43             6.625            356         79.55      716
5.500                             5        1,706,343.22          0.31             6.500            356         62.42      765
5.625                             7        2,168,036.06          0.40             6.375            356         78.80      690
5.750                             2          836,150.00          0.15             6.250            356         86.38      685
5.875                             2          400,250.49          0.07             6.125            355         66.11      720
6.000                             4        1,456,030.33          0.27             6.000            356         57.60      751
6.125                             2          572,650.00          0.10             5.875            356         76.89      702
6.250                             2          600,000.00          0.11             5.750            357         71.11      730
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792      545,439,581.17        100.00             6.638            357         79.01      729
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Weighted
                                                                                Weighted   Average Stated      Weighted
                                         Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig     Weighted
Index                         # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
1 YR LIBOR                          932    296,693,614.28      54.40          6.592              356         80.82            734
6 MO LIBOR                          860    248,745,966.89      45.60          6.694              358         76.86            724
-----------------------------------------------------------------------------------------------------------------------------------
Total                             1,792    545,439,581.17     100.00          6.638              357         79.01            729



________________________________________________________________________________
                                      CITI

Luminent Mortgage Trust 2007-2
Page 42 of 43
--------------------------------------------------------------------------------


                                                                                                 Weighted
                                                                                Weighted   Average Stated      Weighted
                                         Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig     Weighted
Months to Roll                # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
16 - 18                             1           439,848.77          0.08         8.875            352           90.00        751
25 - 30                             4         1,060,900.00          0.19         6.923            354           80.78        737
31 - 36                            78        23,992,201.09          4.40         6.315            358           75.86        730
37 - 42                             3         1,630,550.00          0.30         5.603            339           80.52        728
49 - 54                           126        30,146,119.55          5.53         7.160            353           79.96        715
55 - 60                           910       292,471,498.93         53.62         6.584            358           77.28        728
67 - 72                             1           354,400.00          0.06         6.250            345           79.78        792
73 - 78                           105        27,750,049.28          5.09         6.976            354           84.51        725
79 - 84                           457       133,345,175.28         24.45         6.643            356           81.07        735
109 - 114                          24         5,852,936.83          1.07         6.779            354           94.73        721
115 - 117                          83        28,395,901.44          5.21         6.557            356           79.81        741
------------------------------------------------------------------------------------------------------------------------------------
Total                           1,792       545,439,581.17        100.00         6.638            357           79.01        729

                                                                                              Weighted
                                                                             Weighted   Average Stated      Weighted
Prepay                                Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig     Weighted
Remaining Term (months)    # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
0                               1,755   534,936,806.08         98.07           6.625             357           79.05         730
1                                   1       231,000.00          0.04           7.000             349           79.99         756
4                                   4     1,119,393.10          0.21           7.528             352           80.00         697
5                                   1        65,999.97          0.01           7.375             353           76.74         773
6                                   2       705,797.82          0.13           7.057             354           78.90         640
7                                   1       329,711.66          0.06           7.125             355           74.16         681
15                                  1       451,999.99          0.08           6.875             351           80.00         681
16                                  6     1,423,548.77          0.26           7.857             352           82.03         729
17                                  1       360,000.00          0.07           7.125             353           80.00         660
28                                  8     1,962,419.06          0.36           7.113             352           75.39         697
29                                  5     1,606,667.71          0.29           7.599             353           78.16         674
30                                  5     1,359,487.01          0.25           6.905             354           70.46         657
52                                  2       886,750.00          0.16           7.307             352           70.03         738
------------------------------------------------------------------------------------------------------------------------------------
Total                           1,792   545,439,581.17        100.00           6.638             357           79.01         729

                                                                                                 Weighted
                                                                                Weighted   Average Stated      Weighted
                                         Current Principal   Pct by Curr   Average Gross   Remaining Term  Average Orig     Weighted
Originator                    # of Loans       Balance ($)  Prin Bal (%)      Coupon (%)         (months)       LTV (%) Average FICO
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL CITY                   749      263,477,696.78          48.31            6.511               359          74.99       730
HOMEBANC                        929      248,952,765.04          45.64            6.695               355          83.89       731
WASHINGTON MUTUAL BANK           62       19,844,884.90           3.64            7.154               354          72.49       720
FIRST NATIONAL BANK OF ARIZONA   21        6,204,785.80           1.14            7.165               352          77.45       713
GMAC-RFC                          9        2,524,012.18           0.46            7.295               353          74.01       643
ALLIANCE BANCORP                  9        1,856,668.99           0.34            7.992               352          80.33       703
QUICKEN LOANS INC                10        1,486,168.79           0.27            7.031               353          74.15       719
FRANKLIN WAREHOUSE BANK           2          903,798.69           0.17            7.576               353          80.00       694
SILVER STATE FINANCIAL
  SERVICES, INC                   1          188,800.00           0.03            8.375               352          80.00       747
------------------------------------------------------------------------------------------------------------------------------------
Total                         1,792      545,439,581.17         100.00            6.638               357          79.01       729

Luminent Mortgage Trust 2007-2
Page 43 of 43
--------------------------------------------------------------------------------


                               Contact Information

--------------------------------------------------------------------------------

                         Citigroup Global Markets Inc.

   Trading
   -------
   Stephen Weinstein      (212) 723-6325     stephen.c.weinstein@citigroup.com
   Sean Duffy             (212) 723-6038     sean.k.duffy@citigroup.com
   Shekhar Shah           (212) 723-6325     shekhar.shah@citigroup.com
   Oleg Saitskiy          (212) 723-6038     oleg.saitskiy@citigroup.com

   Mortgage Finance
   ----------------
   Pavithra Jayaraman     (212) 723-6386     pavithra.jayaraman@citigroup.com
   Michael Murai          (212) 723-1256     michael.murai@citigroup.com
   Kathryn Ebner          (212) 723-6879     kathryn.ebner@citigroup.com

   Analytics
   ---------
   Shekhar Shah           (212) 723-6325     shekhar.shah@citigroup.com
   Noel Doromal           (212) 723-9026     noel.doromal@citigroup.com
   Tai Wu                 (212) 723-5859     tai.g.wu@citigroup.com

--------------------------------------------------------------------------------


                             Rating Agent Contacts

              Standard & Poor's     Jeremy Boardman              (212) 438-3789
              -----------------     Anne Rossmann                (212)-438-2610
                                    Amanda Hopkins               (212) 438-2465

              Moody's               Todd Swanson                 (415) 274-1714
              -------



________________________________________________________________________________
                                      CITI